UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) of The Securities Exchange Act of 1934

Endexx Corporation

(Exact name of registrant as specific in its charter)

Nevada	30-0353162
(State of jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

38246 North Hazelwood Circle

Cave Creek, AZ 85331

(480) 595-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd Davis

38246 North Hazelwood Circle

Cave Creek, AZ 85331

(480) 595-6900

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Randolf W. Katz, Esq.

Clark Hill PLC

1055 W 7th St., 24th floor

Los Angeles, CA 90017

213-417-5310

Securities to be registered pursuant to Section 12(b) of the Act:	None

Securities to be registered pursuant to Section 12(g) of the Act:	Common Stock, par value $0.0001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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EXPLANATORY NOTE

Endexx Corporation, a Nevada corporation, is filing this General Form for Registration of Securities on Form 10 (this “Registration Statement”) to register its common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise noted, references in this Registration Statement to “Endexx,” the “Company,” “we,” “our,” or “us,” refer to Endexx Corporation, individually or, as the context requires, collectively with its subsidiaries.

Once this Registration Statement becomes effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates, and projections about our industry, our beliefs, and assumptions. We use words such as “may,” “will,” “could,” “should,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “assume,” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date hereof. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this Registration Statement under the caption “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as in other documents that we may file with the Securities and Exchange Commission (the “Commission”) following the effectiveness of this Registration Statement, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this Registration Statement.

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Item 1. Business.

Overview

We develop hemp-derived cannabidiol (“CBD”)-based products, each formulated to address key segments of the health and wellness market. Through our subsidiaries and strategic partnerships, we sell high-end, full-spectrum CBD oils, capsules, topicals, and pet products, all with the shared purpose of supporting the therapeutic relief of pain and inflammation for humans and pets through our e-commerce site www.cbdunlimited.com, as well as other online and in-store retailers. Our products are built upon three key fundamentals: targeted-delivery, controlled-dosing, and dual-therapy applications. Our products have been physician formulated, use American-sourced CBD extract, and use the highest quality, natural ingredients. Each product undergoes rigorous quality control checks to ensure that the final product is of the highest possible quality and is tested and verified by independent laboratories. We continue to invest in research and development in order to develop new products and delivery methods. We plan to scale our production to meet growing consumer demand by entering into new joint ventures and securing commitments from large retailers with national presence.

In addition to our consumer products, our Gorilla-Tek division offers a state-of the art automated dispensing system providing a secure method of distributing hemp-based products. The proprietary system enables retailers to increase sales channels without opening a physical storefront location. Complementing our retail products and Gorilla-Tek divisions, we also own and operate a number of wholly-owned subsidiaries that offer technology and consulting solutions to the hemp and CBD industry, including an easy to use “Seed-to-Shelf” compliance and inventory tracking and process management system for regulated products in a front of counter pharmacy support platform.

We are led by a management team and advisory group that has decades of experience in the pharmacy, medical, CBD, nutraceutical, and health supplement industries. Our strategic partnerships include leading regulated hemp farms, manufacturers, marketers, and retailers with national presence, all supporting the development and sale of our hemp-derived CBD products. We are based in Cave Creek, Arizona.

Historical Overview

The Company was incorporated in the State of Nevada on September 5, 1997 as Micron Solutions, Inc. (“Micron Solutions”) in order to complete a merger with Shillelagh Ventures Chartered, a Utah corporation (“Shillelagh”). In November 1997, Shillelagh merged with and into Micron Solutions, with Micron Solutions as the surviving entity.

In 2002, Micron Solutions entered into an Exchange Agreement (the “Exchange Agreement”) with PanaMed, Inc., a California corporation, formerly known as PanaMed Africa, Inc., and all of its shareholders, pursuant to which they transferred and assigned their common shares to Micron Solutions in exchange for an equal number of shares of common stock of Micron Solutions, thereby causing PanaMed, Inc. to become a wholly-owned subsidiary of Micron Solutions. In connection with the Exchange Agreement, Micron Solutions (i) changed its name to PanaMed Corporation (“PanaMed Corporation”), (ii) effected a 1-for-10 reverse stock split, such that every ten shares of PanaMed Corporation’s common stock became one share of its common stock, and (iii) amended its Articles of Incorporation similarly to decrease the number of its authorized shares of capital stock by the same ratio as the reverse stock split ratio. From 2002 to 2005, PanaMed Corporation operated as a biotech service and licensing company, investing capital into biotechnologies and conducting therapeutic treatment programs in the Ivory Coast, Africa.

In June 2005, we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada to change our name to Endexx Corporation. At that time, we adopted our current trading symbol, “EDXC.” In September 2005, we acquired Visual Board Books, Inc. (“VBB”), a Software-as-a-Service (“SaaS”) developer, through a merger, whereby VBB merged with and into us, and we were the surviving entity. Subsequently, we operated as a diversified technology and SaaS and compliance and tracking systems company, until we shifted our focus to the CBD industry in August 2014. In October 2018, we changed our name to CBD Unlimited, Inc., and in May 2020, we changed our name back to Endexx Corporation, with CBD Unlimited, Inc., becoming our wholly-owned subsidiary. On January 25, 2021, we filed our Amended and Restated Articles of Incorporation.

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Operating Subsidiaries

We currently have two primary operating subsidiaries:

Go Green Global Enterprises, Inc.

We acquired Go Green Global Enterprises, Inc., a Nevada corporation (“Go Green Global”), pursuant to a Common Stock Share Exchange Agreement (the “GG Share Exchange Agreement”), dated May 1, 2018, with Go Green, as subsequently amended by the First Amended Common Stock Share Exchange Agreement, dated July 10, 2018 (the “Amendment”; and, together with the GG Share Exchange Agreement, the “Amended Exchange Agreement”). Pursuant to the Amended Exchange Agreement, we issued 10,000,000 shares of our common stock in exchange for all of the authorized shares of common stock of Go Green Global, which resulted in Go Green Global becoming our wholly-owned subsidiary. Go Green intends to commence business operations in Jamaica to grow, harvest, process, manufacture, and package cannabis for sale. In June 2018, Go Green Global entered into an Agreement for the Assignment and Assumption of Contracts, Intellectual Property, Trade Secrets, and Business Opportunities (the “Go Green Global and Jamaica Assignment”) with Go Green Global Enterprises Limited, a Jamaican corporation (“Go Green Jamaica”), in furtherance of Go Green Global’s business strategy to commence operations in Jamaica. Pursuant to the Go Green Global and Jamaica Assignment, Go Green Jamaica assigned to Go Green Global certain assets, including (i) two consulting agreements, (ii) a lease for approximately 1,200 square feet of retail space to be operated as a “retail herb house” once licenses are obtained from the Cannabis Licensing Authority of Jamaica, (iii) a lease for approximately one acre to be used to grow cannabis once licenses are obtained from the Cannabis Licensing Authority of Jamaica, and (iv) license applications to grow, cultivate, and sell cannabis in Jamaica. As of the date of this Registration Statement, the Cannabis Licensing Authority has granted a provisional license for retail sales and a provisional license for cultivation. We expect that the retail license process will be completed in approximately 60 to 90 days and that the cultivation license process will be completed in approximately six months. In addition, our Chief Executive Officer, Todd Davis, serves as one of the three directors of Go Green Jamaica and as its President. We own ordinary shares constituting approximately 49.00% of the issued and outstanding shares of Go Green Jamaica.

Together One Step Closer, LLC

We acquired Together One Step Closer, LLC, an Arizona limited liability company, doing business as Holistic Earth Remedies (“Holistic Earth Remedies”), pursuant to a Stock Purchase Agreement (the “Holistic SPA”), dated November 8, 2017, entered into between Holistic Earth Remedies and us. Pursuant to the Holistic SPA, we acquired all of the issued and outstanding interests in Holistic Earth Remedies and, in exchange, we issued to its sole member 1,000,000 shares of our common stock. Holistic Earth Remedies specializes in the formulation, production, and sales of a full line of topical lotions, gels, salves, balms, and spray applications for the natural relief of pain, inflammation, stress, and mild skin irritation.

We recently completed three acquisitions in connection with our business plan:

Kush Inc.

We completed our acquisition of Kush Inc. (aka Kushwear), effective February 1, 2020. We purchased Kushwear for rebranding purposes to reach a younger demographic with our CBD products. As of the date of this Registration Statement, we have not commenced that rebranding.

CBD Life Brands, Inc.

We completed our acquisition of CBD Life Brands, Inc., effective March 1, 2020. We acquired it for its digital and social assets, intellectual property, and formulas/recipes for its CBD infused beverages.

Khode, LLC

On October 1, 2020, the Company entered into an LLC operating agreement for the formation of Khode, LLC. Pursuant to the operating agreement, the Company owns 70% of the membership interests of Khode, LLC and is required to make a capital contribution of $3,500,000.

During October 2020, the Company entered into a five-year endorsement contract with an American DJ, record executive and producer, and media personality. Pursuant to the endorsement contract, the Company is to make quarterly payments totaling $5,000,000 by July 1, 2025.

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Overview of the CBD Industry

The Difference Between Hemp and Marijuana

Both marijuana and hemp come from the same species of plant called “Cannabis.” Hemp is a unique strain or species known as “Cannabis Sativa L,” which, by dry weight, contains less than 0.3% THC concentration. Cannabis Sativa plants contain unique compounds called cannabinoids and terpenoids. CBD is one of approximately 66 cannabinoids found in the Cannabis Sativa plant and shares many properties with cannabis (i.e., marijuana). Unlike CBD derived from marijuana, CBD derived from the aerial parts of the hemp plant, contains less than one-third of one percent (0.3%) of THC, the component that causes the psychoactive side-effects commonly associated with marijuana. In general, hemp CBD-based products that have a THC concentration of less than 0.3% is generally considered “legal” in the United States, and yields a product containing the observed medicinal benefits of traditional cannabis, without inducing a “high.” CBD is non-psychoactive and is thought to have numerous medicinal benefits for addressing conditions, including, without limitation, anxiety, epilepsy, cancer and chemotherapy-related pain, nausea, post-traumatic stress disorder, and restless sleep. CBD is available in several forms, such as pure crystal isolates, distillates, and oil extracts, including (i) hemp seed oil, which has no CBD, (ii) full-spectrum CBD, which contains phyto-cannabinoids, such as THC, CBN, THCA, CBC, and CBG in variable concentrations, and is considered the most natural form of CBD, and (iii) broad-spectrum CBD, which contains less-to-non-detectable THC than full-spectrum CBD.

Market Opportunity

We believe that with recent regulatory changes, the CBD industry is poised for growth. Recent projections from BDS Analytics Inc. and Arcview Market Research project that the collective market for CBD sales is poised to exceed $20 billion in the United States by 2024. This forecast takes into account products sold through licensed dispensaries, pharmaceuticals, and in the general retail market.

Many believe this current and prospective growth is driven by education and shifting attitudes towards hemp-derived CBD. According to a January 2019 Consumer Reports survey, an estimated 64 million Americans have tried CBD in the past 24 months. A June 2019 Harris Poll reported that 86% of the survey takers had some awareness of CBD, 56% of the survey takers indicated that they support using CBD as a replacement for prescription pain kills, and almost half of the survey takers support using CBD to replace prescription drugs for fighting anxiety. The June 2019 Harris Poll also indicated that CBD users tend to be younger, with over 10% of Americans between the ages of 18 and 44 years old using CBD regularly. Overall, males are more likely to have tried CBD and are more likely to use it regularly: 10% of males responding that they use CBD on a regular basis, as compared to just 4% of females responding.

Our Products

The CBD industry is still largely underserved against the demand for natural and nutritional supplements and topicals. With the industry poised for growth in the coming years, our established portfolio of products and industry solutions can serve multiple market segments. Our current products and service offerings consist of two groups: (i) consumer products and (ii) technology solutions.

Our Current Consumer Products

Our focus is on the development, manufacture, and distribution of nutritional supplements and delivery systems for healthy living for the nutraceutical consumer market in the form of hemp-based, non-psychoactive cannabinoids and terpenoids extracts that are infused into products. Our current products encompass CBD-based oils, topicals, capsules, drinks, premium chocolates, and a newly launched premium blue line of CBD health and beauty care products. Our Phyto-bites are CBD soft chews for animal use that are formulated to promote health and support an improved quality of life. The science behind these products involves over a half a decade of research, clinical observation, and scientific experiments in order to protect the accuracy in dosage and delivery of absorption per serving.

We have built a network of reliable suppliers of high-quality hemp extracts and provide pharmacy-grade delivery systems with consistent and precise dosage to be calibrated for a range of conditions. The extracts and finished products are tested at the point of origin and retested in the certified labs for contaminants, trace elements, potency, and purity. All products are developed and produced in ISO 9000 and GMP and OTC-certified facilities, in collaboration with our distribution partners throughout the United States and established licensed medical hemp manufacturing and processing facilities.

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Our product line is establishing a new standard in quality, transparency, consistency, and accuracy. Using current extraction technologies and sustainable cultivation practices, our ultimate goal is to improve the safety, quality, and bioavailability of CBD products to our customers. All of our products are sold on our e-commerce site, www.cbdunlimited.com, which seamlessly brings together our products, marketing content, and education into a single platform. The Premium Blue Line is marketed to the mass pharmacy, mass retail, and mass food markets.

Our existing consumer products include energy drinks, water products, tea bags, and K-Cup Pods and CBD creams and mists.

Products Under Development and Implementation

Gorilla-Tek

We have developed and, subject to manufacturing, are implementing “Gorilla-Tek,” a secure automated inventory control and dispensing system developed for managing high value items. The technology has been re-engineered for the CBD and pharmacy industries and offers retailers a new venue for selling CBD products in a safe and secure manner. The dispensing system is a kiosk that comes in multiple forms and is no larger than traditional vending machines. We also recently launched a propriety application as an “end cap” machine designed to service, educate, and advertise CBD products as a self-contained full-service store within in a store.

Gorilla-Tek uses proprietary software that is specifically designed to secure and control compliant transactions and manage inventory. We believe this will significantly improve profitability, accountability, security, and customer satisfaction. Gorilla-Tek is specifically designed and configured to dispense CBD products, regulated products, and prescription refills, while also managing the supply chain, providing up-to-the-minute accounting details, and protecting the security of the product, as well as the consumer and/or patient accessing the system. We expect to release Gorilla-Tek in mid-2021.

Dudad

“Dudad” is an Acoustic Fingerprint Audio Ad Capture and advertising application platform. The base operating system is developed. Additional investment is required to commercialize the technology.

Distribution Methods

Our products are currently sold online through our e-commerce platform www.cbdunlimited.com, select distributors, specialty sales groups, and brick-and-mortar retailers.

We distribute our products throughout the United States, and when the Cannabis Licensing Authority has granted a provisional license for retail sales in Jamaica, we expect to commence the distribution of our products on a limited basis in Jamaica through Go Green Global and Go Green Jamaica. A portion of our sales comes through our e-commerce platform, and orders are fulfilled at our fulfillment center, which is located at our headquarters in Cave Creek, Arizona. Demand for our products is generally increasing and we are contemplating a transition of our distribution to a third-party fulfillment center. In addition to our e-commerce website, several distributors carry our products and sell them into mass pharmacy, retail stores, food chains, convenience stores, gas station stores, and specialty shops. Our current retail strategy entails targeting accounts and regions throughout the United States where we believe our products, including our CBD creams and mists, are most likely to succeed with retail shoppers. Our distribution and retail strategy aims to increase our brand exposure and drive follow-on purchases at retail locations that carry our products and through our e-commerce platform.

Marketing

The key goal of our sales and marketing campaign is to provide broad exposure of our products and their demonstrated potential effectiveness to our target markets. We have adopted a multi-pronged approach to market our products and build brand awareness, encompassing digital, social, educational, and affiliate marketing:

●	Social Media Marketing: We intend to capitalize on the reach of social media platforms, including Facebook, Instagram, and Twitter, to work with social media influencers to increase our brand awareness.

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●	Digital Ads and Search Engine Optimization: We intend to develop personalized digital advertisements targeting different consumer segments, explaining the potential benefits of our products. Additionally, we intend to work with our partners and public relations team to optimize search engine results for our brand in the CBD category.

●	Affiliate Marketing: We are in the process of adopting an affiliate marketing campaign, where our sales teams and social media influencers market and sell our products through their network of contacts and followers. The affiliate marketing campaign will offer commissions on sales and referrals, enabling the growth of our sales and brand awareness.

●	Television and Radio Content: We intend to make regular appearances on radio stations and news segments to discuss our Company, brands, and the CBD industry.

Competition

The CBD industry is subject to significant competition. The CBD industry is comprised of thousands of businesses, ranging from growers, extractors, and manufacturers, to distributors and retailers, and this number is expected to grow substantially in the coming years. We directly compete with small-to-mid-sized manufacturers, with annual revenues between $2 million and $20 million. However, if we are successful in achieving our future growth targets, of which there can be no assurance, we would compete with much larger companies that generate annual revenues in excess of $50 million. Some of our key competitors include Alternate Health Corp., Charlotte’s Web Holdings, Inc., Cresco Labs, Inc., Curaleaf Holdings Inc., CV Sciences, Inc., Elixinol Global Ltd., Eviana Health Corp., KannaLife, Inc., Ovation Science Inc., and Zynerba Pharmaceuticals, Inc.

Competition against these brands is fierce, with each manufacturer offering a host of CBD-based products directly competing with us. This can over-populate the market with indistinguishable products and brands, forcing customers to buy products with little information. With so many brands in the market, having a competitive differentiator is essential to attract customers. We believe our products are superior to many of our competitors because we have established a scientific-based formulation, with controlled dosing and delivery systems, and have tested this platform within the healthcare industry with physicians, pharmacists, healthcare service providers, and veterinarians through clinical trials or other pharmacy collaborations. Additionally, we believe that providing good customer service to our customers, through transparency and education, will set us apart from our competitors. However, it is possible that one or more of our competitors could develop significant research advantages over us that allows them to provide superior products or pricing, which could put us at a competitive disadvantage.

Suppliers

We have an extensive network of suppliers and third-party service providers, including state-certified hemp suppliers, manufacturers, and distributors. We source all of our hemp from certified American growers, and manufacture all of our products in ISO certified facilities. Additionally, our ingredients are continuously tested for purity and quality. We continuously manage the risks associated with third-party suppliers and service providers by continuously evaluating our supply chain for any quality or manufacturing problems, and are continually identifying alternative solutions to any potential issues.

Our Customers

We are not dependent on any single customer for a significant portion of our sales. However, we have customers who purchase our products on a regular basis. We believe this loyalty is an essential factor that will help differentiate our brand and products from our competition. Our goal is to continue to build this loyalty from our customers by offering the highest quality products and best customer service in the CBD industry.

In addition to the customers who visit our e-commerce platform, we have strong relationships with wholesalers, distributors, and retailers. Our products are now in approximately 6,000 retail locations.

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Government Regulation

In 2014, Congress enacted Section 7606 of the Agriculture Act of 2014 (the “2014 Farm Bill”), which provides for the domestic cultivation of industrial hemp as part of agricultural pilot programs adopted by individual states for the purposes of research by state departments of agriculture and institutions of higher education. The 2014 Farm Bill provides for the domestic cultivation of industrial hemp, in these pilot programs, notwithstanding other federal laws such as the Controlled Substances Act (the “CSA”). The 2014 Farm Bill governed any current domestic production of industrial hemp.

The 2014 Farm Bill’s provisions require states that choose to adopt agricultural pilot programs to study the growth, cultivation, or marketing of industrial hemp to do so in a manner that (i) ensures that only institutions of higher education and state agriculture departments are used to grow or cultivate industrial hemp; (ii) requires that sites used for growing or cultivating industrial hemp be certified with, and registered by, the states; and (iii) authorizes state agriculture departments to regulate the pilot programs. Within those parameters, the 2014 Farm Bill gives significant discretion to states to determine whether to adopt an industrial hemp pilot program, and to adopt regulations governing industrial hemp (including marketing research involving products derived from industrial hemp) under those pilot programs. Many of the states that have adopted pilot programs have registered private companies to participate in the pilot program. We worked with farms and extraction facilities that were registered under Arizona’s agricultural pilot program.

Under the 2014 Farm Bill, any cannabis plant, plant part, or plant product that contains a higher concentration of THC than permitted in industrial hemp is considered a Schedule I substance under the CSA and is not protected by the 2014 Farm Bill. In addition, any industrial hemp plant, plant part, or plant product that is produced outside of a state agricultural pilot program may be considered unlawful but not a controlled substance.

In December 2018, the Agriculture Improvement Act of 2018 (the “2018 Farm Bill”) was signed into law. Prior to its passage, hemp, a member of the cannabis family, and hemp-derived CBD were classified as Schedule I controlled substances, and so were considered illegal under the CSA. With the passage of the 2018 Farm Bill, hemp cultivation is broadly permitted outside of the state agricultural pilot programs. The 2018 Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Pursuant to the 2018 Farm Bill, state agriculture departments must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of the USDA approves the state’s plan. In states opting not to devise a hemp regulatory program, the USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under the Affordable Care Act, or workplace safety plans under the Occupational Health and Safety Act – both of which had federally-run systems for states opting not to set up their own systems. The USDA has deferred review and approval of state plans, establishing its umbrella plan for hemp production in states without approved plans, and issuing federal licenses to producers in such states until the agency promulgates final implementing regulations. Until such time as the USDA issues such final regulations, commercial hemp production under the 2018 Farm Bill cannot legally begin. However, research-related activities involving industrial hemp under the more-restrictive 2014 Farm Bill may continue. The USDA has expressed an intention to issue such final regulations in time for producers to cultivate hemp for commercial purposes during the 2020 growing season; however, the timing and content of the USDA’s final implementing regulations cannot be assured. Moreover, the 2018 Farm Bill permits states to establish additional restrictions on hemp production and hemp products than required under federal law, although states may not interfere with the interstate transportation of hemp or hemp products produced in compliance with the 2018 Farm Bill.

Even though the 2018 Farm Bill removed industrial hemp from the Schedule I list, the 2018 Farm Bill preserved the regulatory authority of the Food and Drug Administration (the “FDA”) over cannabis and cannabis-derived compounds used in food and pharmaceutical products pursuant to the Federal Food, Drug, and Cosmetic Act (the “FD&C Act”) and Section 351 of the Public Health Service Act. The FDA has stated that it intends to treat products containing cannabis or cannabis-derived compounds as it treats any other FDA-regulated products. The FDA requires a cannabis product (hemp-derived or otherwise) that is marketed with a claim of therapeutic benefit, or with any other disease claim, to be approved by the FDA for its intended use before it may be introduced into interstate commerce.

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The FDA has also stated that it is unlawful under the FD&C Act to introduce food containing added CBD or THC into interstate commerce, or to market CBD or THC products as, or in, dietary supplements, regardless of whether the substances are hemp-derived. Even though products containing cannabis and cannabis-derived compounds remain subject to the FDA’s regulatory authority, there are methods available for those companies who seek to lawfully introduce these products into interstate commerce. For example, a company can seek approval from the FDA to market a human or animal drug that is derived from cannabis with therapeutic claims. In June 2018, the FDA approved Epidiolex, which is a CBD derived drug approved to treat epilepsy. The approval was based on adequate and well-controlled clinical studies, which gives prescribers confidence in the drug’s uniform strength and consistent delivery that support appropriate dosing needed for treating patients with epilepsy. The FDA’s position leaves a great deal of uncertainty in interpreting the legal standing of CBD – the 2018 Farm Bill legalizes the interstate commerce of hemp, but the FDA has made statements indicating its desire to regulate CBD products, which could significantly limit interstate commerce of CBD products.

Additionally, the Federal Trade Commission (“FTC”) regulates advertising of all products, including for FDA-regulated articles made from hemp and CBD derived from hemp.

Intellectual Property

We do not hold, nor have we applied for, any patents. As of the date of this Registration Statement, we have one service mark for “Endexx.” Additionally, we have applied for several trademarks of our products’ names and logos, including “CBD Unlimited,” “Khode,” and “Phyto-Bites.” As of the date of this Registration statement, the US Patent and Trademark Office (USPTO) has not approved any CBD-related trademarks, and, accordingly, our applications are still pending.

Research and Development

Our research and development expenses for the years ended September 30, 2019 and 2018 totaled $18,700 and $43,638, respectively, and for the nine-month periods ended June 30, 2020 and 2019 totaled $9,200 and $2,000, respectively, and relate to the development of our products. None of these costs was borne directly by our customers.

Employees

As of February 25, 2021, we have approximately ten full-time employees. None of our employees is covered by any collective bargaining agreements and we have never experienced a major work stoppage, strike, or dispute. We consider our relationship with our employees to be outstanding.

Reports to Security Holders

We are not currently required to file periodic reports with the Commission, nor are we required to deliver an annual report to our stockholders. However, in compliance with OTC Markets Group Inc. (the “OTCM”) Alternative Reporting Standards, we file alternate annual and interim reports, all of which can be found on the disclosure tab of our company profile on the OTCM’s website at https://www.otcmarkets.com/stock/EDXC/disclosure.

Once this Registration Statement is deemed effective, we will be subject to requirements of Section 13(a) under the Exchange Act, which will require us to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers registering securities pursuant to Section 12(g) of the Exchange Act.

You may read and copy this Registration Statement and any future reports we file with the Commission free of charge through the Commission’s website at www.sec.gov. You may obtain further information about us on our website at www.cbdunlimited.com.

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Item 1A. Risk Factors.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this Registration Statement or in any other documents incorporated by reference into this Registration Statement, in light of your particular investment objectives and financial circumstances. Moreover, the risks so described are not the only risks we face. Additional risks not presently known to us or that we currently perceive as immaterial may ultimately prove more significant than expected and impair our business operations. Any of these risks could adversely affect our business, financial condition, results of operations, or prospects. The quoted price of the Common Stock could decline due to any of these risks and you may lose all or part of your investment.

Risks Related to Our Business

[We have a limited operating history on which to judge our new business prospects and management. We commenced operations in the CBD industry in 2014. Accordingly, we have only a limited operating history upon which to have to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that we will achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapid evolving markets. We cannot assure you that we will successfully address any of these risks.]

We have incurred significant net losses and cannot assure you that we will achieve or maintain profitable operations. Our net losses were $8,276,393 for the year ended September 30, 2019 and $2,502,317 for the year ended September 30, 2018. As of September 30, 2020, we had a stockholders’ deficit of $5,878,319. This increase in net losses was the result of a non-cash gain on derivative liability of $1,016,430, financing costs of $3,503,973, and interest expenses of $1,481,039. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, and delays, and other unknown events.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our product line and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition, and could cause the value of our Common Stock to decline, resulting in a significant or complete loss of your investment.

Our independent registered public accounting firm’s reports for the fiscal years ended September 30, 2019 and 2018 have raised substantial doubt as to our ability to continue as a “going concern.” Our independent registered public accounting firm indicated in its reports on our audited consolidated financial statements as of and for the years ended September 30, 2019 and 2018 that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us. We have limited capital resources. To date, we have financed our operations through a mix of equity and debt investments by investors, and we expect to continue to do so in the foreseeable future. Our ability to continue our normal and planned operations, to grow our business, and to compete in our industry will depend on the availability of adequate capital.

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We cannot assure you that we will be able to obtain additional funding from those or other sources when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our then-existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we would likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our then-existing stockholders. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce, or eliminate development of new products or future marketing efforts, or reduce or discontinue our operations. Any of these events could significantly harm our business, financial condition, and prospects.

The COVID-19 pandemic could have a material adverse impact on our business, results of operations, and financial condition. In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. In January 2020, the WHO declared the COVID-19 outbreak a “Public Health Emergency of International Concern.” This worldwide outbreak has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans intended to control the spread of the virus. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses and facilities. These restrictions, and future prevention and mitigation measures, have had an adverse impact on global economic conditions and are likely to have an adverse impact on consumer confidence and spending, which could materially adversely affect the supply of, as well as the demand for, our products. Uncertainties regarding the economic impact of COVID-19 are likely to result in sustained market turmoil, which could also negatively impact our business, financial condition, and cash flow.

Our co-packers source raw materials used in our products from suppliers located in the United States. The impact of COVID-19 on these suppliers, or any of our other suppliers, distributors, and resellers, or transportation or logistics providers, may negatively affect the price and availability of our ingredients and/or packaging materials and impact our supply chain. As these disruptions caused by COVID-19 have continued for an extended period of time, our ability to meet the demands of our consumers has been and may be further materially impacted. To date, we have not experienced any reduction in the available supply of our products. Additionally, many of our employees, including members of our management team, have been working remotely as a result of the closure of our offices and warehouses in compliance with local and state regulations in response to the COVID-19 pandemic. If our operations or productivity become, or continue to be, impacted throughout the duration of the COVID-19 outbreak and government-mandated closures, those occurrences may negatively impact our business, financial condition, and cash flow. The extent to which the COVID-19 pandemic will further impact our business will depend on future developments and, given the uncertainty around the extent and timing of the potential future spread or mitigation and around the imposition or relaxation of protective measures, we cannot reasonably estimate the impact to our business at this time.

The extent of the effect of COVID-19 on our operational and financial performance will depend on future developments, including the duration, spread, and intensity of the outbreak, all of which remain uncertain and difficult to predict, considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, as the pandemic has continued for a prolonged period, it has had a material adverse effect on our business, results of operations, financial condition, and cash flow and could adversely impact the quoted price of our Common Stock on the OTC.

The 2018 Farm Bill passed in December 2018, along with undeveloped shared state-federal regulations over hemp cultivation and production may impact our business. The 2018 Farm Bill was signed into law on December 20, 2018. Pursuant to the terms of the 2018 Farm Bill, state agriculture departments must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of the USDA approves the state’s plan. In states opting not to devise a hemp regulatory program, the USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. The details and scopes of each state’s plans are not known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by states and the USDA, may materially limit our business depending upon the scope of the regulations.

Laws and regulations affecting our industry to be developed under the 2018 Farm Bill are in development. As a result of the 2018 Farm Bill’s recent passage, there will be constant evolution of laws and regulations affecting the hemp industry could detrimentally affect our operations. Local, state, and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations, or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

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The possible FDA regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition. The 2018 Farm Bill established that hemp containing less the 0.03% THC was no longer under the CSA. Previously, the FDA had not approved cannabis, industrial hemp, or CBD derived from cannabis or industrial hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule I drugs. As of the date of this Registration Statement, we have not, and do not intend to file an investigational new drug (“IND”) with the FDA, concerning any of our products that may contain cannabis, industrial hemp, or CBD derived from industrial hemp. Further, the FDA concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition of the FD&C. However, as a result of the passage of the 2018 Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to the growth, cultivation, harvesting, and processing of hemp; regulations covering the physical facilities where hemp is grown; and possible testing to determine efficacy and safety of hemp derived CBD. In such event, our products could be subject to regulation. However, we do not know what impact would be on the hemp industry in general, and what costs, requirements, and possible prohibitions may be enforced in the future. If we are unable to comply with the conditions and possible costs of such regulations and/or registrations, we may be unable to continue to operate our business.

The FDA limits our ability to discuss the medical benefits of CBD. Under FDA rules, it is illegal for companies to make “health claims” or claim that a product has a specific medical benefit, without first getting FDA approval for such claim. The FDA has not recognized any medical benefits derived from CBD, which means that we are not legally permitted to advertise any health claims related to CBD. Because of the perception among many consumers that CBD is a health/medicinal product, our inability to make health claims about the CBD in our product may limit our ability to market and sell the product to consumers, which would negatively impact our revenues and profits.

The FDA has recently called into question the legality of products containing CBD sold as dietary supplements. The FDA indicated that products containing CBD cannot be sold as dietary supplements. The FDA stated that “based on available evidence, FDA has concluded that cannabidiol products are excluded from the dietary supplement definition (the “IND Preclusion”) under Section 201(ff)(3)(B)(ii) of the FD&C. Under that provision, if a substance (such as CBD) has been authorized for investigation as a new drug for which substantial clinical investigations have been instituted and for which the existence of such investigations has been made public, the products containing that substance are excluded from the Section 201(ff)(3)(B)(ii) definition of a dietary supplement. There is an exception to the IND Preclusion if the substance was “marketed as” a dietary supplement or as a conventional food before substantial clinical investigations were instituted pursuant to an authorization for investigation of a new drug and made public, as further discussed below; however, based on available evidence, the FDA concluded that this is not the case for cannabidiol. The FDA has not instituted any rulemaking procedures or provided an opportunity for public comment in arriving at its conclusion regarding CBD in dietary supplements.

The IND preclusion language from Section 201(ff) of the FD&C includes several requirements that must be met for a certain ingredient to be precluded from the definition of a dietary supplement. First, the ingredient must have been authorized by FDA for investigation as a new drug. Next, substantial clinical investigations must have been instituted. These substantial clinical investigations must also be made public. Lastly, all of the above must have occurred prior to the marketing of the ingredient as a dietary supplement or food. That is, all of these conditions must be met before the article can be precluded from the definition of a dietary supplement under Section 201(ff)(3)(B)(ii) of the FD&C.

We believe that CBD has been marketed as a dietary supplement prior to commencement and public notice of any substantial clinical investigations instituted on CBD, as the investigations that were publicized were not substantial and they were limited in number and preliminary in nature, thereby rendering the IND Preclusion inapplicable.

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U.S. federal and foreign regulation and enforcement may adversely affect the implementation of cannabis laws and regulations and may negatively impact our revenue, or we may be found to be violating the CSA or other federal, state, or foreign laws. Even though we do not cultivate, process, market, or distribute cannabis or any products that contain cannabis, some of our customers do engage in such activities. Cannabis, though not strictly defined in the 2018 Farm Bill, is a Schedule I controlled substance and is illegal under federal law. Even in those states where the use of cannabis has been legalized, its use remains a violation of federal law. A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United Stated, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

At present, numerous states and the District of Columbia allow their citizens to use medical cannabis. Additionally, many states have approved legalization of cannabis for adult recreational use. The laws of these states relative to cannabis are in conflict with the CSA, which makes cannabis use and possession illegal on a national level. If the federal government decides to enforce the CSA with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute, or growing cannabis could be subject to fines and imprisonment. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us.

Cannabis and cannabis products remain illegal under federal law. Cannabis and CBD containing in excess of 0.3% THC are Schedule I controlled substances and are illegal under federal law, specifically the CSA. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. CBD and cannabinoids derived from industrial hemp are not distinguishable. Although our products contain less than 0.3% THC, if there were mistakes in processing or mislabeling and THC in excess of 0.3% were found in our products, we could be subject to enforcement and prosecution, which would have a negative impact on our business and operation.

Variations in state and local regulation, and enforcement in states that have legalized cannabis, may restrict cannabis-related activities, which may negatively impact our revenues and prospective profits. Individual state laws do not always conform to the federal standard or to other states’ laws. States that have decriminalized cannabis have created legal regimes, structures, and rules related to the use, cultivation, manufacture, distribution, transportation, and sale of medical cannabis and related products. These legal regimes often require companies to apply for and be awarded a license in order to operate a cannabis business operation. Although our products contain less than 0.3% THC, if there were mistakes in processing or mislabeling and THC in excess of 0.3% was found in our products, we could be found to be in violation of these states laws and regulations for not obtaining required licenses.

State laws and regulations are also still in flux as states figure out how best to regulate new products. State laws may change in unexpected ways that could result in our partners losing their licenses, being forced to change their products or services, or raise prices, all of which could impact our revenues and prospective profits.

Laws regarding the transportation of cannabis may change, which may negatively impact our business. Transportation of cannabis is governed by both state and federal law. The interaction between these two legal regimes creates legal and practice difficulties in getting products to market. Changes in state law related to the transportation of cannabis may significantly impact our ability to get products to market or may raise the cost of doing so, which would impact our revenue and potential profits. Although federal law now allows the transportation of products derived exclusively from industrial hemp, both state and federal law make it illegal to transport cannabis products across state lines. Any accidental or intentional transportation of cannabis in our products across state lines could, therefore, result in significant consequences including loss of a state issued license or permit, financial penalties, seizure of our products, and prosecution for the illegal transportation of a Schedule I substance. These consequences may impact our revenues, potential profits, or ability to continue operating in this line of business.

The approach in the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business. As a result of the conflicting views between state legislatures and the federal government regarding cannabis, investments in, and the operations of, cannabis businesses in the United States are subject to inconsistent laws and regulations. Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state, and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

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Because our business is dependent upon continued market acceptance by consumers, any negative trends will adversely affect our business operations. We are substantially dependent on continued market acceptance and proliferation of consumers of hemp and hemp-derived CBD. We believe that as hemp and hemp-derived CBD becomes more accepted as a result of the passage of the 2018 Farm Bill, the stigma associated with hemp and CBD will diminish and, as a result, consumer demand will continue to grow. While we believe that the market and opportunity in the hemp space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the hemp industry will adversely affect our business operations.

We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively. We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products and services. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the hemp market, this will have a negative impact on our business and financial condition.

Our products and services are new, and our industry is rapidly evolving. Due consideration must be given to our prospects in light of the risks, uncertainties, and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal hemp industry. To be successful in this industry, we must, among other things:

●	develop and introduce functional and attractive product and service offerings;
●	attract and maintain a large base of consumers;
●	increase awareness of our brands and develop consumer loyalty;
●	establish and maintain strategic relationships with distribution partners and service providers;
●	respond to competitive and technological developments; and
●	attract, retain, and motivate qualified personnel.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition, and operating results.

Some of our products and services are new and are only in early stages of commercialization. We are not certain that these products and services will function as anticipated or be desirable to its intended market. Also, some of our products may have limited functionalities, which may limit their appeal to consumers and put us at a competitive disadvantage. If our current or future products and services fail to function properly or if we do not achieve or sustain market acceptance, we could lose customers or could be subject to claims that could have a material adverse effect on our business, financial condition, and operating results.

As is typical in a new and rapidly evolving industry, demand, and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because our market is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our products and services will develop or that a demand for our products and services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected, or becomes saturated with competitors, our business, financial condition, and operating results would be materially adversely affected.

Federal intellectual property laws may limit our ability to protect our trademarks, names, logos, and other intellectual property. U.S. trademark law makes it unlawful to trademark any product that cannot legally be sold across state lines. Because the sale and transportation of cannabis and cannabis products is still prohibited under federal law, this may limit our ability to secure trademark protection for our products. We applied for trademark protection with the understanding that our products contain only CBD derived from industrial hemp and other legal sources; however, because of the current state of cannabis law, the U.S. Patent and Trademark Office may reject our current or future applications. This would negatively impact our ability to protect our intellectual property, which could negatively impact our revenues and profits.

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If we fail to protect our intellectual property, our business could be adversely affected. Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our intellectual property to distinguish our products from our competitors’ products. We rely on trade secrets and confidentiality provisions to establish and protect our intellectual property, including our proprietary formulas and manufacturing techniques. We may not be able to enforce some of our intellectual property rights because cannabis is illegal under federal law.

Any infringement or misappropriation of our intellectual property or proprietary formulations could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror our products or processes without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar products or processes or designing around our intellectual property.

Although we believe that our products and processes do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business. We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell or processes we employ are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products or processes or obtain a license for the manufacture and/or sale of such products or processes or cease selling such products or employing such processes. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or processes are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

Tax laws related to cannabis may impact our ability to generate revenue or potential profits. Section 280E of the Internal Revenue Code prohibits cannabis businesses from deducting their ordinary and necessary business expenses, forcing us to pay higher effective federal tax rates compared to similar companies in other industries. With the passage of the 2018 Farm Bill, we believe that Section 280E of the Internal Revenue Code will not apply to us. However, if we inadvertently produce or sell products that are considered cannabis, or are deemed to engage in a cannabis business despite the passage of the 2018 Farm Bill, we may be subject to Section 280E of the Internal Revenue Code, which would prohibit us from deducting our ordinary and necessary business expenses. In such instance, our business may be less profitable than it could otherwise be.

State tax laws are also changing. Even though state taxes are already high, many local jurisdictions are imposing heavy additional taxes either as a disincentive for cannabis companies to operate there or in order to cash in on the growing number of cannabis companies paying taxes. It is unknown how states will treat companies engaging in the CBD industry from a tax perspective. High taxes could overwhelm our partner companies causing them to go out of business or raise prices for their services, which in turn may impact our revenues and profits by forcing us to find different partners in more tax friendly areas or pay higher prices.

We may not be able to obtain the necessary permits and authorizations to operate our business in the future . We may not be able to obtain or maintain the necessary licenses, permits, authorizations, or accreditations for our business, or may only be able to do so at great cost. In addition, we may not be able to comply fully with the wide variety of laws and regulations applicable to the cannabis and CBD industries. Failure to comply with or to obtain the necessary licenses, permits, authorizations, or accreditations could result in restrictions on our ability to operate our CBD business, which could have a material adverse effect on our business.

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Changes in the regulations governing cannabis outside of the United States may adversely impact our prospects. Our growth strategy with respect to international expansion of the new business lines continues to evolve as regulations governing the cannabis and CBD industries in foreign jurisdictions become more fully developed. Interpretation of these laws, rules, and regulations and their application is ongoing. Amendments to current laws, regulations, and guidelines, more stringent implementation, or enforcement thereof, enactment of new laws, the adoption of new regulations, or other unanticipated events, including changes in political regimes and attitudes toward cannabis and CBD are beyond our control and could material adverse effect on our international growth prospects.

We cannot assure you that we will be able to expand our operations into legal jurisdictions outside of the United States, and any such expansion will be subject to risks. There can be no assurance that any market for cannabis products to be offered by us will develop in any jurisdiction outside of the United States. Laws, regulations, and perceptions pertaining to cannabis and CBD vary widely internationally, and the scope or pace of legalization of cannabis and CBD cannot be predicted or assured. If and when additional legal markets for cannabis and CBD develop, our pursuit of such markets may expose it to new or unexpected risks or significantly increase its exposure to one or more existing risk factors, including economic instability, changes in laws and regulations, and the effects of competition. These factors may limit our capability to successfully expand our operations into such jurisdictions and may have a material adverse effect on our business, financial condition, and results of operations.

We will become subject to further laws and regulations as we expand internationally. In addition to initiating business operations in Jamaica, we plan on expanding our business internationally. As this international expansion occurs, we would become subject to the laws and regulations of (as well as international treaties among) the foreign jurisdictions in which we operate or import or export products or materials. In addition, we may avail ourselves of proposed legislative changes in certain jurisdictions to expand our product portfolio, which expansion may include business and regulatory compliance risks as yet undetermined. Failure by us to comply with the current or evolving regulatory framework in any jurisdiction could have a material adverse effect on our business, financial condition, and results of operations. There is the possibility that any such international jurisdiction could determine that we were not or is not compliant with applicable local regulations. If our historical or current sales or operations were found to be in violation of such international regulations, we may be subject to enforcement actions in such jurisdictions including, but not limited to civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations or asset seizures and the denial of regulatory applications, each of such circumstances could have a material adverse effect on our business, financial condition, and results of operations.

Reliance on third-party suppliers, service providers, manufacturers, and distributors may result in disruption to our business lines’ supply chains. Suppliers, service providers, and distributors of our products may elect, at any time, to breach or otherwise cease to participate in supply, service, or distribution agreements, or other relationships, on which the operations of our business rely. The loss of suppliers, service providers, manufacturers, or distributors would have a material adverse effect on the business and operational results of our business.

Industrial hemp is vulnerable to specific agricultural risks that could have a material adverse effect on the availability of hemp to be purchased by us for use in our products. Our suppliers may grow their industrial hemp outdoors. As such, the risks inherent in engaging in outdoor agricultural businesses apply. Agricultural production by its nature contains elements of risk and uncertainty that may adversely affect our business and operations, including but not limited to the following: (i) any future climate change with a potential shift in weather patterns leading to droughts and associated crop losses; (ii) potential insect, fungal, and weed infestations resulting in crop failure and reduced yields; (iii) wild and domestic animals damaging the crops; and (iv) crop raiding, sabotage, or vandalism, all of which could affect the availability of hemp that we can purchase for use in our products. If hemp is not readily available, our business and financial condition would be materially adversely effected.

Loss of key contracts with our suppliers, renegotiation of such agreements on less favorable terms or other actions these third parties may take could harm our business. Most of our agreements with suppliers of our industrial hemp, including our key supplier contract, may be subject to cancellation or non-renewal. The loss of these agreements, or the renegotiation of these agreements on less favorable economic or other terms, could limit our ability to procure raw material to manufacture our products. This could negatively affect our ability to meet consumer demand for our products. Upon expiration or termination of these agreements, our competitors may be able to secure industrial hemp from our existing suppliers which will put us at a competitive disadvantage in the market.

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We have a limited number of supply sources and depend solely on United States-based suppliers, which may subject us to additional risks. We believe that our continued success will depend upon the availability of raw materials that permit us to meet labeling claims and quality control standards. The supply of our industrial hemp is subject to the same risks normally associated with agricultural production, such as climactic conditions, insect infestations, and availability of manual labor or equipment for harvesting. Any significant delay in or disruption of the supply of raw materials could substantially increase the cost of such materials, could require product reformulations, the qualification of new suppliers, and repackaging and could result in a substantial reduction or termination by us of our sales of certain products, any of which could have a material adverse effect upon us. Accordingly, there can be no assurance that the disruption of our supply sources will not have a material adverse effect on us.

We also exclusively obtain our raw product from United States’ suppliers. Therefore, our business is subject to the risks generally associated with a lack of geographic diversity in our suppliers poses, including the potential for enforcement activity, natural disasters affecting key geographic locations where our ingredients are grown, and possible challenges with exporting our products abroad.

The market for industrial hemp and CBD in the United States is relatively new and is subject to risks associated with an emerging industry. This industry and market may not continue to exist or grow as anticipated or we may ultimately be unable to succeed in this industry or market. The hemp and CBD industry in the United States is highly speculative and is a relatively new industry that appears to be rapidly expanding but ultimately may not be successful. We face inherent challenges associated with being in a new market, including establishing reliable agricultural supply chains and processing and manufacturing to compete with producers in other countries where industrial hemp cultivation has already been established. Therefore, we are subject to all of the business risks associated with a new business in a niche market, including risks of unforeseen capital requirements, failure of widespread market acceptance of hemp products, failure to establish business relationships, and competitive disadvantages as against larger and more established competitors.

Laws governing our access to banking services are uncertain and are in a state of flux. Since the commerce in cannabis is illegal under federal law, most federally chartered banks will not accept funds for deposit from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have difficulty finding a bank willing to accept their business. With the passage of the 2018 Farm Bill, we expect the banking industry will be more open to doing business with compliant hemp business. However, banks may still refuse to open bank accounts, make loans, or initiate currency transactions with us. Additionally, major credit card processors also may be hesitant to do business with us and, as a result, we may be forced to find less reputable credit card processing solutions abroad, or pay higher transaction fees.

The House of Representatives approved the Secure and Fair Enforcement Banking Act in September 2019 and its provisions were included in the HEROES Act COVID-19 relief bill that it approved in May 2020. Those provisions are designed to protect banks that service the cannabis industry from being penalized by federal regulators as well as to protect ancillary business that work with the cannabis industry from being charged with money laundering and other financial crimes. However, whether the provisions of this bill will be introduced again and ultimately passed is unknown and, even if it is passed, it may not result in a more open banking climate. Our inability to open and maintain bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical, and security challenges and could result in our inability to implement our business plan. Similarly, many of our suppliers, partners, and customers are involved in cannabis and/or hemp businesses and further restriction to their ability to access banking services may make it difficult for them to purchase our products, which could have a material adverse effect on our business, financial condition, and results of operations.

Banking regulations in our business are costly and time consuming, which may negatively impact our business. In assessing the prospective risk of providing services to hemp-related business, financial institutions may conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its cannabis-related or hemp-related businesses; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold; (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available. These regulatory reviews may be time consuming and costly.

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Due to our involvement in the hemp industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability. Insurance that is otherwise readily available, such as general liability and product liability, may be more difficult for us to obtain and has been more expensive, because of our involvement in the hemp industry. There are no guarantees that we will be able to find such insurance in the future, or that the cost will be affordable to us. If we are forced to go without such insurance, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liability.

We are dependent on the popularity of consumer acceptance of our product lines and service offerings. Our ability to generate revenue and be successful in the implementation of our business plan is dependent on consumer acceptance and demand of our product lines and service offerings. Acceptance of our products and services will depend on several factors, including availability, cost, ease of use, familiarity of use, convenience, effectiveness, safety, and reliability. If customers do not accept our products, or if we fail to meet customers’ needs and expectations adequately, our ability to continue generating revenues could be reduced. Due to the changing consumer preferences, it is also difficult to forecast demand for CBD products. There is a high risk that CBDs ultimate popularity will decline, leading to lower revenues and loss of market share.

A drop in the retail price of CBD products may negatively impact our business. The demand for our products depends in part on the price of commercially grown hemp. Fluctuations in economic, market, and agricultural conditions that impact the prices of commercially grown hemp, such as increases in the supply of such hemp and the decrease in the price of products using commercially grown hemp, could cause the demand for CBD products to decline, which would have a negative impact on our business.

We could suffer reputational and financial damage in the event of injury from our products or product recalls. As a manufacturer and distributor of products intended for human consumption or use, we are subject to product liability claims if the use of our products by others is alleged to have resulted in harm or injury. Our products consist of oils, creams, lotions, capsules, and other ingredients that are not subject to pre-market regulatory approval in the United States or internationally, as well as snacks and health supplements. Previously unknown adverse reactions resulting from human consumption or use of these ingredients could occur, which would likely result in product liability claims against us, and which would increase our costs and adversely affect our reputation and harm our business. We may be held liable if any illness or injury caused by any product we develop, manufacture, or distribute, if any such product is found to be unsuitable for use. In addition to any reputational damage we would suffer, we cannot guarantee that our product liability insurance or that of any of our suppliers would fully cover potential liabilities. In the event of litigation, any adverse judgments against us would have a material adverse effect on our financial condition, including our cash balances, and results of operations.

The presence of THC in our CBD products may cause adverse consequences to users of such products that will expose us to the risk of liability and other consequences. Our products are made from industrial hemp, which contains THC, though typically at a low level. As a result of the variability of agricultural products, certain of our products contain varying levels of THC. THC is an illegal or controlled substance in many jurisdictions. Whether or not ingestion of THC (at low levels or otherwise) is permitted in a particular jurisdiction, there may be adverse consequences to end users who test positive for THC attributed to use of our products through unintentional presence in its products of THC, even if only in trace amounts. In addition, certain metabolic processes in the body may negatively affect the results of drug tests. Positive tests may adversely affect the end user’s reputation, ability to obtain or retain employment, and participation in certain athletic or other activities. A claim or regulatory action against us based on such positive test results could materially adversely affect our reputation, potentially expose us to material liability, and potentially require us to recall our products.

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Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel. Our future success largely depends upon the continued services of our executive officers and management team. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. In particular, if the hemp industry continues to grow, demand for personnel may become more competitive. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations. In the near term, we intend to expand the scope of our operations activities significantly. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management, and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

●	The need for continued development of our financial and information management systems;
●	The need to manage strategic relationships and agreements with manufacturers, customers, and partners; and
●	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business.

Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees or retaining existing employees.

We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected. In the area of innovation, we must be able to develop new technologies and products that appeal to our customers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer. Our participation in the CBD industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against us. Litigation, complaints, and enforcement actions could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability, and growth prospects. We have not been, and are not currently, subject to any material litigation, complaint, or enforcement action regarding cannabis or hemp (or otherwise) brought by any federal, state, or local governmental authority.

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Risks Relating to Our Common Stock

The market price of our Common Stock may fluctuate significantly, which could negatively affect us and the holders of our Common Stock. The trading price of our Common Stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our Common Stock could decrease, perhaps significantly. Other factors that may affect the market price of our Common Stock include:

●	volatility in the trading markets generally and in our particular market segment;

●	limited trading of our Common Stock;

●	actual or anticipated fluctuations in our results of operations;

●	the financial projections we may provide to the public, any changes in those projections, or our failure to meet those projections;

●	announcements regarding our business or the business of our customers or competitors;

●	changes in accounting standards, policies, guidelines, interpretations, or principles;

●	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

●	developments or disputes concerning our intellectual property or our offerings, or third-party proprietary rights;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	any major change in our board of directors (“Board”) or management;

●	sales of shares of our Common Stock by us or by our stockholders;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events.

Statements of, or changes in, opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate could have an adverse effect on the market price of our Common Stock. In addition, the stock market as a whole, as well as our particular market segment, has from time to time experienced extreme price and volume fluctuations, which may affect the market price for the securities of many companies, and which often have appeared unrelated to the operating performance of such companies. Any of these factors could negatively affect our stockholders’ ability to sell their shares of Common Stock at the time and price they desire.

We may issue additional shares of Common Stock or preferred stock in the future, which could cause significant dilution to all stockholders. We are authorized to issue up to 1,000,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 448,908,141 shares of Common Stock and 719,571 shares of Series Z Convertible Preferred Stock (the “Series Z Stock”) are currently issued and outstanding as of February 25, 2021. The number of shares of Common Stock issued and outstanding excludes the shares of Common Stock underlying the shares of Series Z Stock and shares underlying Common Stock purchase warrants. We expect to seek additional financing in order to provide working capital to our business or may issue additional shares of Common Stock as compensation. Our Board has the power to issue any or all of such authorized but unissued shares of our Common Stock at any price and, in respect of the preferred stock, at any price and with any attributes, our Board considers sufficient, without stockholder approval. The issuance of additional shares of Common Stock in the future will reduce the proportionate ownership and voting power of current stockholders and may negatively impact the market price of our Common Stock.

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We may issue additional securities with rights superior to those of our Common Stock, which could materially limit the ownership rights of our stockholders. We may offer additional debt or equity securities in private and/or public offerings in order to raise working capital or to refinance our debt. Our Board has the right to determine the terms and rights of any debt securities and preferred stock without obtaining the approval of our stockholders. It is possible that any debt securities or preferred stock that we sell would have terms and rights superior to those of our Common Stock and may be convertible into shares of our Common Stock. Any sale of securities could adversely affect the interests or voting rights of the holders of our Common Stock, result in substantial dilution to existing stockholders, or adversely affect the market price of our Common Stock.

Quotation on the OTCM’s Pink® Open Market may be volatile and sporadic. Currently, our Common Stock is quoted on the OTCM’s Pink Open Market. Trading in stock quoted on over-the-counter markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress or inflate the market price of our Common Stock for reasons unrelated to operating performance. Moreover, the OTCM is not a stock exchange, and trading of securities on this market is often more sporadic than the trading of securities listed on a national securities exchange, like The Nasdaq Stock Market, the New York Stock Exchange, or the NYSE American.

We are not subject to the rules of a national securities exchange requiring the adoption of certain corporate governance measures and, as a result, our stockholders do not have the same protections. We are not subject to the rules of a national securities exchange, such as the New York Stock Exchange, the NYSE-American, or The Nasdaq Stock Market. National securities exchanges generally require more rigorous measures relating to corporate governance that are designed to enhance the integrity of corporate management. The requirements of the OTCM’s Pink Open Market afford our stockholders fewer corporate governance protections than those of a national securities exchange. Until we comply with such greater corporate governance measures, even though such compliance is not required by the OTCM for quotations of shares of our Common Stock on the OTCM’s Pink Open Market, our stockholders will have fewer protections, such as those related to director independence, stockholder approval rights, and governance measures that are designed to provide oversight of a corporation’s management by its board of directors.

A decline in the price of our Common Stock could affect our ability to raise working capital, which could adversely impact our ability to continue our operations. A prolonged decline in the price of our Common Stock could result in a reduction in the liquidity of our Common Stock and a reduction in our ability to raise capital. We may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities; thus, a decline in the price of our Common Stock could be detrimental to our liquidity and our operations because the decline may adversely affect investors’ desire to invest in our securities. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products or services and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our Common Stock and we may be forced to reduce or discontinue operations.

Because we do not intend to pay any cash dividends on our shares of Common Stock in the near future, our stockholders will not be able to receive a return on their shares unless and until they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the near future. The declaration, payment, and amount of any future dividends will be made at the discretion of our Board, and will depend upon, among other things, the results of operations, cash flows, and financial condition, operating and capital requirements, and other factors as our Board considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless our Board determines to pay dividends, our stockholders will be required to look to appreciation of our Common Stock to realize a gain on their investment. There can be no assurance that this appreciation will occur.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information, and have a negative effect on the market price for shares of our Common Stock. Effective internal controls are necessary for us to provide reliable financial reports and effectively to prevent fraud. We maintain a system of internal controls over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”).

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Once this Registration Statement becomes effective, and we become a reporting company pursuant to the Exchange Act, we have significant requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments, and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue to grow. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information, and have a negative effect on the market price for shares of our Common Stock.

We lack sufficient internal controls over financial reporting and implementing acceptable internal controls will be difficult with a limited number of management personnel, which will make it difficult to ensure that information required to be disclosed in our future reports filed and submitted under the Exchange Act is recorded, processed, summarized, and reported as and when required. As of the date of this Registration Statement, we currently lack certain internal controls over our financial reporting. We have a limited number of management personnel, which may make it difficult to implement such controls at this time. The lack of such controls makes it difficult to ensure that information required to be disclosed in our reports to be filed and submitted under the Exchange Act once this Registration Statement is effective is recorded, processed, summarized, and reported as and when required.

The reasons we believe that our disclosure controls and procedures are not fully effective are because:

●	there is a lack of segregation of duties necessary for a good system of internal control due, to insufficient accounting staff due to our size;

●	the staffing of our accounting department is weak due to the lack of qualifications and training, and the lack of formal review process;

●	our control environment is weak due to the lack of an effective risk assessment process, the lack of internal audit function, and insufficient documentation and communication of the accounting policies; and

●	failure in the operating effectiveness over controls related to recording revenue.

We cannot assure you that we will be able to develop and implement the necessary internal controls over financial reporting. The absence of such internal controls may inhibit investors from purchasing our shares and may make it more difficult for us to raise debt or equity financing.

Our Chairman of the Board and Chief Executive Officer controls more than half of our voting securities, he can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors. Our Chairman of the Board and Chief Executive Officer, Todd Davis, owns a significant percentage of our outstanding capital stock. Although he beneficially owns approximately 27.18% of our outstanding voting stock as of February 25, 2021, through his beneficial ownership of the issued and outstanding shares of Series Z Stock, he controls in excess of 50% of our total voting power. Mr. Davis’ holdings may increase further in the future upon vesting or other maturation of exercise rights under any of the options or warrants he may be granted in the future, or if he otherwise acquires additional shares of our capital stock. His interests may differ from the interests of our other stockholders. As a result, in addition to his board seat and offices, Mr. Davis will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

●	to elect or defeat the election of our directors;

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●	to amend or prevent an amendment to our Articles of Incorporation or Bylaws;

●	to effect or prevent a merger, sale of assets, or other corporate transaction; and

●	to control the outcome of any other matter submitted to our stockholders for a vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover, or other business consolidation, or discouraging a potential acquirer from making a tender offer for our Common Stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our Common Stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements. Our Common Stock is categorized as “penny stock.” The Commission adopted Rule 15g-9, which generally defines “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our Common Stock is significantly less than $5.00 per share and we did not qualify for any of the other exceptions; therefore, our Common Stock is considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with his or her spouse. The penny stock rules require a broker-dealer buying our securities, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability and/or willingness of broker-dealers to trade our securities, either directly or on behalf of their clients, may discourage potential investor’s from purchasing our securities, or may adversely affect the ability of our stockholders to sell their shares.

The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted sales practice requirements that may limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock. In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which could limit your ability to buy and sell our Common Stock, have an adverse effect on the market for our shares, and thereby depress our price per share of Common Stock.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees. Our Articles of Incorporation contain a provision limiting the personal liability of our directors and officers to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer except with respect to (i) acts or omissions that involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the payment of dividends in violation of Nevada law. We also previously entered into employment agreements with each of our officers pursuant to which we have contractual indemnification obligations. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

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Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us. Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The potential effect of Nevada’s business combination law is to discourage parties interested in taking control of us from doing so if these parties cannot obtain the approval of our Board. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our Common Stock.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this Registration Statement. In addition to historical financial information, the following discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties, and assumptions, such as our plans, objectives, expectations, and intentions. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Forward-looking statements are based upon estimates, forecasts, and assumptions that are inherently subject to significant business, economic, and competitive uncertainties, and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us, or on our behalf. We disclose any obligation to update forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those discussed under “Forward-Looking Statements,” “Item 1. Business,” and “Item 1A. Risk Factors” sections in this Registration Statement. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Endexx Corporation develops CBD-based products, each formulated to address key segments of the health and wellness market. Through our subsidiaries, we sell high-end, full-spectrum CBD oils, capsules, topicals, and pet products, all with the shared purpose of supporting the therapeutic relief of pain and inflammation for humans and pets, through our e-commerce site www.cbdunlimited.com, as well as other online and in-store retailers. In addition to our consumer products, our Gorilla-Tek division offers a state-of the art automated dispensing system providing a secure method of distributing hemp-based products. The proprietary system enables retailers to increase sales channels without opening a physical storefront location. Complementing our retail products and Gorilla-Tek divisions, we also own and operate a number of wholly-owned subsidiaries that offer technology and consulting solutions to the hemp and CBD industry, including an easy to use “Seed-to-Shelf” compliance and inventory tracking and process management system for regulated products in a front of counter pharmacy support platform.

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The Company was incorporated in the State of Nevada on September 5, 1997 as Micron Solutions in order to complete a merger with Shillelagh. In November 1997, Shillelagh merged with and into Micron Solutions, with Micron Solutions as the surviving entity. In 2002, Micron Solutions entered into the Exchange Agreement with PanaMed, Inc., and all of its shareholders, pursuant to which PanaMed, Inc. became the Company’s wholly-owned subsidiary. In connection with the Exchange Agreement, Micron also changed its name to PanaMed Corporation.

In June 2005, we filed a Certificate of Amendment to Articles of Incorporation with the Secretary of State of the State of Nevada to change our name to Endexx Corporation. At that time, we adopted our current trading symbol, “EDXC.” In September 2005, PanaMed Corporation acquired VBB, a SaaS provider, through a merger whereby VBB merged with and into us, and we were the surviving entity. Subsequently, we operated as a diversified technology and SaaS and compliance and tracking systems company, until we shifted our focus to the CBD industry in August 2014. In October 2018, we changed our name to CBD Unlimited, Inc., and in May 2020, we changed our name back to Endexx Corporation, with CBD Unlimited, Inc., becoming our wholly-owned subsidiary. On January 25, 2021, we filed our Amended and Restated Articles of Incorporation.

Results of Operations

Three Months Ended June 30, 2020 Compared to the Three Months Ended June 30, 2019:

Revenues

Revenues for the three months ended June 30, 2020 were $200,060, as compared to $680,908 for the three months ended June 30, 2019, a decrease of $480,848.

This decrease in revenues can be attributed to the decrease in consumer spending arising from the COVID-19 pandemic, where we saw a noticeable decrease in both retail and online sales. We expect our revenues to improve in future periods as global economic conditions rebound, and consumer spending increases.

Gross Profit and Margins

Gross profit for the three months ended June 30, 2020 was $143,467, as compared to $327,997 for the three months ended June 30, 2019. The $184,530 decrease in gross profit is the result of the decrease in consumer demand as a result of the COVID-19 pandemic. Gross profit margin for the three months ended June 30, 2020 and 2019 were 71.7% and 48.2%, respectively. This improvement in the gross profit margin resulted from a one-time, large order in the current period with cost of goods sold and shipping as the only related expense. We do not believe that such a large gross margin will be sustained; rather, we believe that, subject to factors outside of our control, our historical gross margins of approximately 50% are more likely to remain the norm.

Operating Expenses

Operating expenses for the three months ended June 30, 2020, were $649,425, as compared to $914,929 for the three months ended June 30, 2019. This decrease in operating expenses can be attributed to a reduction of payroll expenses and other professional fees.

We expect that operating expenses will increase over the next 12 months as our long-term growth strategy will require significant increases in personnel and facilities, along with increased research and development expenses to ensure that products nearing commercialization are brought to market quickly and effectively.

Net Loss

Net loss for the three months ended June 30, 2020 was $2,266,186, as compared to a net loss of $4,183,157 for the three months ended June 30, 2019, a reduction in net loss of $1,916,971. The decrease in net loss for the three months ended June 30, 2020 was as a result of (i) an increase in our production and improved negotiated pricing of our raw materials, resulting in lower cost of goods sold, (ii) a decrease in operating expenses, and (iii) a decrease in the overall financing costs incurred by the Company.

We do not expect to realize net income in the near term as anticipated operational expenses are expected to increase as a result of increased research and development expenses, consulting fees, payroll expenses, and administrative costs as staffing increases. Despite management’s focus on ensuring operating efficiencies, we expect to continue to operate at a loss through fiscal 2020 and into fiscal 2021.

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Nine Months Ended June 30, 2020 Compared to the Nine Months Ended June 30, 2019:

Revenues

Revenues for the nine months ended June 30, 2020 were $1,798,983, as compared to $917,862 for the nine months ended June 30, 2019, an increase of $881,121.

This increase in revenues can be attributed to new marketing and promotional campaigns launched during this period, and increased consumer interest in alternative health supplements arising from the COVID-19 pandemic. We expect our revenues to continue to improve in future periods as global economic conditions rebound, and consumer spending increases.

Gross Profit Margins

Gross profits for the nine months ended June 30, 2020 was $1,125,828, as compared to $440,693 for the nine months ended June 30, 2019. The $685,135 increase in gross profit is the result of the decrease in consumer demand as a result of the COVID-19 pandemic. The gross profit margins for the nine months ended June 30, 2020 and 2019 were 62.6% and 48.0%, respectively. This improvement in the gross profit margin resulted from a one-time, large order in the current period with cost of goods sold and shipping as the only related expense. We do not believe that such a large gross margin will be sustained; rather, we believe that, subject to factors outside of our control, our historical gross margins of approximately 50% are more likely to remain the norm.

Operating Expenses

Operating expenses for the nine months ended June 30, 2020, were $3,235,176, as compared to $1,335,042 for the nine months ended June 30, 2019. This increase in operating expenses for the nine months ended June 30, 2020, can be attributed to increased payroll expenses, marketing expenses, and other professional fees.

We expect that operating expenses will increase over the next 12 months as our long-term growth strategy will require significant increases in personnel and facilities, along with increased research and development expenses to ensure that products nearing commercialization are brought to market quickly and effectively. We cannot provide any assurances that our strategy will be effective.

Net Loss

Net loss for the nine months ended June 30, 2020 was $6,268,115, as compared to a net loss of $4,490,574 for the nine months ended June 30, 2019, an increase in net loss of $1,777,541. The increase in net loss for the nine months ended June 30, 2020 was primarily a result of significantly increased interest expenses and derivative liabilities.

We do not expect to realize net income in the near term as anticipated operational expenses are expected to increase as a result of increased research and development expenses, consulting fees, payroll expenses, and administrative costs as staffing increases. Despite management’s focus on ensuring operating efficiencies, we expect to continue to operate at a loss through fiscal 2020 and into fiscal 2021.

Fiscal Year Ended September 30, 2019 Compared to Fiscal Year Ended and September 30, 2018

The following is a comparison of the results of our operations for the 12 months ended September 30, 2019 and 2018:

Revenues

Revenues for the fiscal year ended September 30, 2019 were $1,110,027, as compared to $744,971 for the fiscal year ended September 30, 2018, an increase of 49.03%. The revenue growth for fiscal 2019 resulted from the growth and expansion of our website retail sales and growth in the number our wholesale accounts and subsequent orders.

We expect an increase in commercial revenue over the next twelve months as our business model is implemented and expanded and our commercial and retail accounts continue to grow and expand the products being sold in each of their retail locations. Additionally, we will continue to focus on the development of both current and new products while continuing to commercialize existing products lines.

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Gross Profit (Loss)

Gross profit (loss) for the fiscal year ended September 30, 2019 was a loss of $497,324, as compared to a profit for $263,432 for the fiscal year ended September 30, 2018. Gross profits for the twelve months ended June 30, 2019 and 2018 can be attributed to the increase in our production and improved negotiated pricing of our raw materials. The $760,756 decrease is the result of the increase in manufacturing costs and a one-time inventory impairment of $578,062.

Operating Expenses

Operating expenses for the fiscal year ended September 30, 2019, were $3,790,407, as compared to $1,790,794 for the fiscal year ended September 30, 2018, an increase of $1,999,613. The increase in operating expenses over the prior period can be attributed to significant increases in professional fees, consulting fees, advertising expenses, general and administration expenses, and payroll and benefits costs.

We expect that operating expenses will increase over the next 12 months as our long-term growth strategy will require significant increases in personnel and facilities along with increased research and development expenses to ensure that products nearing commercialization are brought to market as quickly and as effectively. We cannot provide any assurances that our strategy will be effective.

Other Expense

Other expense for the fiscal year ended September 30, 2019 was $3,988,662, as compared to other expense of $974,955 for the year ended September 30, 2018. The period-over-period increase is the result of $1,481,039 in interest expenses for notes payable, financing costs of $3,503,973, and loss on certain derivative liabilities of $1,016,430. Derivative liabilities are associated with loans that are convertible and have variable pricing on the equivalent shares of Common Stock. At the end of each period, these derivative liabilities are valued, and the net change is recorded as a gain or loss in other expense and income.

Net Loss

Net loss for the fiscal year ended September 30, 2019 was $8,276,393, as compared to net loss of $2,502,317 for the fiscal year ended June 30, 2018, an increase of $5,774,076 in net loss. The increase in net loss for 2019 was as a result of (i) an increase in the cost of sales of our products, (ii) an increase in overall operating expenses, including professional and consulting expenses and payroll, and (iii) several one-time impairments, losses, and financing costs.

We do not expect to realize net income in the near term as anticipated operational expenses are expected to increase as a result of increased research and development expenses, consulting fees, payroll expenses, and administrative costs as staffing increases.

Capital Expenditures

In the period from January 1, 2019 to March 31, 2019, we expended $420,000 for the purchase of our corporate headquarters and shipping and production facility located in Cave Creek, Arizona.

Liquidity and Capital Resources

Going Concern

We have incurred operating losses since inception and have negative cash flow from operations. As of September 30, 2019, we had a stockholders’ deficit of $5,878,319, a working capital deficit of $6,234,461, and we incurred an accumulated deficit of $23,542,361 and incurred a net loss of $8,276,393 in fiscal year 2019. Additionally, we utilized $3,228,921 in cash during the fiscal year ended September 30, 2019, while we received $3,110,000 in cash from financing activities. As a result, our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient cash flows from operations to meet our obligations. We intend to continue to seek additional debt or equity financing to continue our operations, but there can be no assurance that such financing will be available on terms acceptable to us, if at all.

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Our consolidated financial statements have been prepared on a going concern basis, which implies we may not continue to meet our obligations and continue our operations for the next fiscal year. The continuation of our Company as a going concern is dependent upon our ability to obtain necessary debt or equity financing to continue operations until we begin generating positive cash flow.

As of September 30, 2020, and at the end of our 2019 fiscal year, we had cash of approximately $36,000. We estimate our operating expenses for the near- and mid-term may continue to exceed the revenues that we may generate, and we may need to raise capital through either debt or equity offerings to continue operations. We are in the early stages of our business. We are required to fund growth from financing activities, and we intend to rely on a combination of equity and debt financings. Due to market conditions and the early stage of our operations, there is considerable risk that we will not be able to raise such financings at all, or on terms that are not overly dilutive to our existing stockholders. We can offer no assurance that we will be able to raise such funds. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations.

There is no assurance that we will ever be profitable or that debt or equity financing will be available to us in the amounts, on terms, and at times deemed acceptable to us, if at all. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business, as planned, and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Cash Flows From Operating Activities

For the 12 months ended September 30, 2019, our cash flows used in operating activities amounted to an outflow of $3,155,584, compared to cash used during the 12 months ended September 30, 2018 of $1,033,642. The increase in our cash flows used in operating activities is due to changes in our inventory value, prepaid expenses, accounts receivable, and accrued interest on notes payable.

Cash Flows – Financing Activities

Our cash provided by financing activities for the 12 months ended September 30, 2019 amounted to $3,110,000, which includes $1,218,500 in proceeds received from the issuances of our Common Stock and $1,695,000 in proceeds from the issuance of convertible notes. Our cash provided by financing activities for the 12 months ended September 30, 2018 amounted to $1,220,780, which includes $430,000 in proceeds received from the issuances of our Common Stock and $790,780 in proceeds from the issuance of notes payable and convertible notes.

Cash Flows – Investing Activities

Net cash used in investing activities in the 12 months ended September 30, 2019 was $73,337, compared to net cash used in investing activities in the 12 months ended June 30, 2018 of $32,499. In the year ended September 30, 2019, we purchased property and equipment and in the 12 months ended June 30, 2018, we purchased marketable securities.

Off Balance Sheet Arrangements

As of September 30, 2019, and June 30, 2020, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to stockholders.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. We base our estimates on historical experiences and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions and conditions. We continue to monitor significant estimates made during the preparation of our financial statements. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

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Item 3. Properties.

Our principal executive offices are located at 38246 North Hazelwood Circle, Cave Creek Arizona 85331, and our telephone number is (480) 595-6900. We purchased this property for $420,000 on February 1, 2019. The property encompasses approximately 2,860 square feet. Approximately 1,907 square feet is designated as office space that serves as the principal place of business for our management team and support staff, as well as our sales and customer service teams. The remaining 950 square feet is designated as our product development and test facility, and our inventory storage and fulfillment center. We currently believe that our existing facility is suitable, but we may require additional space to accommodate the growth that we are planning to occur. We believe that such space, if required, will be available to us on commercially reasonable terms.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Security Ownership of Certain Beneficial Owners, Management and Directors

To our knowledge, based on information furnished to us, each person named in the tables below has sole voting and investment power with respect to such shares, shown as beneficially owned by such person, except as otherwise indicated. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the Commission. The Commission has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant, or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account, or similar arrangement, or (iv) the automatic termination of a trust, discretionary account, or similar arrangement.

The following table sets forth, as of February 25, 2021, certain information with respect to the beneficial ownership of our Common Stock by (i) each stockholder, or group of affiliated stockholder, known by us to be the beneficial owner of 5% or more of our outstanding Common Stock, (ii) our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group.

Name and Address	Title of Class	Amount and Nature of Beneficial Ownership	Percent Owned (%) (1)
Todd Davis, CEO (2) c/o 38246 N. Hazelwood Circle Cave Creek, AZ 85331	Common Stock	141,786,045	27.18%
Daniel Brandwein, Director 159 South Pompano Parkway Pompano Beach, FL 33069	Common Stock	4,713,843	1.05%
Peter Governale, Director 210 Crabapple Road Manhasset, NY 11030	Common Stock	488,274	* %
Dustin Sullivan, Director 212 Island Drive Island Lake, IL 60042	Common Stock	3,825,654	* %
Directors and Executive Officers as a Group (4 persons)	Common Stock	78,856,699	28.18%

* Less than 1%

(1)	Applicable percentage of ownership is based on 449,688,215 shares of common stock outstanding as of February 25, 2021, plus, for each stockholder, all shares that such stockholder could be issued within 60 days upon the conversion or exercise of any convertible or exercisable securities.

(2)	Includes 69,828,928 shares of our Common Stock held by Rayne Forecast Inc. (“Rayne”), an entity over which Mr. Davis has dispositive and voting authority and 71,957,117 shares of our Common Stock underlying the 719,571 shares of our Series Z Stock held by Rayne. Notwithstanding the percentage noted on the table, Rayne and Mr. Davis have voting power, through the Series Z Stock, in excess of 50% of our total voting power.

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The following table sets forth, as of February 25, 2021, certain information with respect to the beneficial ownership of our Series Z Stock by (i) each stockholder, or group of affiliated stockholder, known by us to be the beneficial owner of 5% or more of our outstanding Common Stock, (ii) our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group.

Name and Address	Title of Class	Amount and Nature of Beneficial Ownership	Percent Owned (%) (1)
Todd Davis, CEO c/o 38246 N. Hazelwood Circle Cave Creek, AZ 85331	Series Z Convertible Preferred Stock	719,571	100.0%
Daniel Brandwein, Director 159 South Pompano Parkway Pompano Beach, FL 33069	Series Z Convertible Preferred Stock	-	0.0%
Peter Governale, Director 210 Crabapple Road Manhasset, NY 11030	Series Z Convertible Preferred Stock	-	0.0%
Dustin Sullivan, Director 212 Island Drive Island Lake, IL 60042	Series Z Convertible Preferred Stock	-	0.0%
Directors and Executive Officers as a Group (4)	Series Z Convertible Preferred Stock	719,571	100.0%

(1)	Applicable percentage of ownership is based on 719,571 shares of Series Z Stock outstanding as of February 25, 2021, plus, for each stockholder, all shares that such stockholder could be issued within 60 days upon the conversion or exercise of any convertible or exercisable securities.

Changes in Control

We do not know of any arrangements that may, at a subsequent date, result in a change in control.

Item 5. Directors and Executive Officers.

Directors and Executive Officers

Our executive officers are appointed by, and serve at the pleasure of, our Board, holding office until their death, resignation, or removal from office. Each of our directors serve a one-year term, with the current director serving until the next annual meeting of stockholders, until his respective successor has been duly elected and qualified, or until his death, resignation, or removal.

The following table sets forth information regarding our executive officers and directors:

Name	Age	Position	Date First Elected or Appointed

Todd Davis	54	Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, and Treasurer	January 1, 2002
Daniel Brandwein	56	Independent Director, Compensation Committee Member	March 19 2020
Peter Governale	55	Independent Director, Audit Committee Member, Compensation Committee Member, Nominating Committee Member	March 20, 2020
Dustin Sullivan	46	Independent Director, Audit Committee Member, Compensation Committee Member, Nominating Committee Member	March 20, 2020

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Todd Davis – Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, and Treasurer. Mr. Davis joined us in January 2002 as our Chief Financial Officer and a director, and has served as our Chief Executive Officer, President, Treasurer, and Chairman of the Board since June 2004. Mr. Davis previously worked as an investment banker in Chicago, Illinois from October 1990 to December 2000 at Thomas James Associates, Inc., Baron Chase Securities, Inc., Lexington Securities, Inc., and Access Financial Group, Inc., where he was engaged in over 100 initial public offerings, follow-on offerings, and private placements. Following his tenure on Wall Street, Mr. Davis worked as an independent consultant, an advisor in the biomedical and pharmaceutical industries beginning in March 2000 through April 2003. In January 2002, he was hired as the Chief Financial Officer of PanaMed Corporation, and was later appointed Chief Executive Officer in June 2004. Mr. Davis holds a Bachelor of Science in Administrative Communications from Northern Arizona University, and has partially completed a master’s degree in International Finance from Arizona State University. Additionally, Mr. Davis previously held Series 7 and 63 licenses from 1990 to 2002. We believe that Mr. Davis is qualified to serve on our Board because of he has served in multiple C-level positions in public companies and has the experience and knowledge necessary to lead us. We believe that Mr. Davis’ status as our long-time Chairman of the Board and executive officer allows him to have a great understanding of what is required to advance our business, which qualifies him to serve on our Board.

Daniel Brandwein, D.P.M., F.A.C., F.A.S. – Director. Dr. Brandwein joined our Board of Directors in March 2020 as an independent director. Dr. Brandwein is a leading podiatrist, with over 30 years’ experience in podiatry medicine and surgery and has operated a private practice in South Florida since 2002. He has several publications and peer reviews in top medical journals with high impact factors. Dr. Brandwein holds a Bachelor of Science from the University of Pittsburgh, a Doctorate of Podiatric Medicine and Health Sciences from the College of Podiatric Medicine, and completed his residency at Union Hospital, New Jersey. He is board certified by the American Board of Podiatric Surgery, and is an American College of Foot and Ankle Surgeons Fellow. In his free time, Mr. Brandwein volunteers at free clinics for low income families, and gives educational lectures on various topics, including senior podiatry, diabetic patients, and sports medicine. We believe that Dr. Brandwein’s background and experience in medical issues allows him to have a great understanding of what is required to assess our current and prospective products to market, which qualifies him to serve on our Board.

Peter Governale – Director. Mr. Governale joined our Board of Directors in March 2020 as an independent director. He is a leading expert in with wine and spirit industry, with more than 15 years’ experience successfully launching and developing wine and liquor startups. In addition to his position on the Company’s Board, Mr. Governale currently serves as Vice President and Chief Marketing officer of Notorious Wines, Inc, a highly rated vintner, with annual sales in excess of 60,000 cases, and a distribution network throughout the US and globally. Prior to this, Mr. Governale served as Managing Partner of BH Group USA, LLC from July 2011 to January 2020, as Vice President of East Coast Wine and Spirits from February 2007 to January 2010, and as an Equity Trader at Schonfeld Securities (later became Opus Trading Fund), from February 2001 to February 2007. Mr. Governale’s track record in the wine and spirits industry includes growing and managing Skinny Girl Margarita, and Notorious Pink Rosé. Mr. Governale holds a Bachelor of Science in Finance and Marketing from the New York Institute of Technology. We believe that Mr. Governale’s background and experience in product launches allows him to have a great understanding of what is required to bring our new products to market, which qualifies him to serve on our Board.

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Dustin Sullivan – Director. Mr. Sullivan joined our Board of Directors in September 2018 as an independent director. Between September 2018 and March 2020, he also served as our Chief Operating Officer. He previously worked at Walgreens Boots Alliance, Inc. (“Walgreens”) from August 2000 to December 2015 in various roles, completing his tenure there as a Divisional Merchandise Manager. In his time at Walgreens, he worked with large healthcare consumer packaged goods companies to launch a variety of brands within the nonprescription and healthcare business. Additionally, he served as Divisional Merchandise Manager, where he oversaw several large prescription drugs to nonprescription drugs conversions (e.g., Nasacort, Flonase, and Nexium). After leaving Walgreens in December 2015, Mr. Sullivan worked at Impulse Health, LLC, serving as Vice President of their Health and Wellness consulting division. In this role, his team lead the sales, marketing, and financial planning of several new brands, launching in markets ranging from specialty/niche distribution to thirty thousand plus grocery, drug, and mass retail outlets. Mr. Sullivan holds a Bachelor of Arts in Secondary Education, History, and Economics, and was a teacher in Chicago, Illinois from January 1997 to January 2000. In March 2020, Mr. Sullivan resigned as Chief Operating Officer, but remained on the Board of Directors as an independent director. We believe that Mr. Sullivan’s background and experience in retail business development allows him to have a great understanding of what is required to bring new products to market, which qualifies him to serve on our Board.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

None of our executive officers or director has been involved in any of the following events during the past ten years:

(a)	any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent, or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association, or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (ii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)	being the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)	being found by a court of competent jurisdiction (in a civil action), the Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Commission has not been reversed, suspended, or vacated;

(f)	being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

(g)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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(h)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Item 6. Executive Compensation.

The following table sets forth certain compensation awarded to, earned by, or paid to the following “named executive officers,” which term is defined as follows:

(a)	all individuals serving as our principal executive officer and principal financial officer during the years ended September 30, 2020, 2019, and 2018; and

(b)	each of our three other most highly compensated executive officers who were serving as executive officers at the end of the years ended September 30, 2020, 2019, and 2018.

Except as set forth in the following table, we did not have any individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of the end of fiscal 2020.

Name and Position	Fiscal Year	Salary ($)	Stock Awards ($) (1)	Total ($)

Todd Davis (2)	2020	$156,000	-	$156,000
Chief Executive Officer, President,	2019	$156,000	-	$156,000
Treasurer, and Chairman of the Board	2018	$156,000	$151,245	$307,245
Dustin Sullivan (3)	2020	$150,000	$223,317	$373,317
Director, (Former)	2019	$37,500	-	$37,500
Chief Operating Officer	2018	-	-	-
Ronald Cotting (4)	2020	$25,000	-	$25,000
Director of Operations	2019	-	-	-
	2018	-	-	-
Stephen A. Herron, Sr. (5)	2020	$25,000	-	$25,000
Director of Sales	2019	-	-	-
	2018	-	-	-

(1)	For valuation purposes, the dollar amount shown is calculated based on the market price of our Common Stock on the grant dates. The number of shares granted, the grant date, and the market price of such shares for each named executive officer is set forth below.
(2)	Mr. Davis was appointed as our Chief Financial Officer on January 1, 2002 and as our Chief Executive Officer, President, Treasurer, and Chairman of the Board on June 4, 2004.
(3)	Mr. Sullivan was our Chief Operating Officer from September 2018 until March 2020.
(4)	Mr. Cotting joined the Company as our Director of Operations (a non-executive officer level position) on April 1, 2020.
(5)	Mr. Herron joined the Company as our Director of Sales (a non-executive officer level position) on April 1, 2020

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Narrative Disclosure to Summary Compensation Table

The following is a discussion of the material information that we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table.

Todd Davis

On April 4, 2005, we entered into an employment agreement with Mr. Davis. Pursuant to the employment agreement, Mr. Davis is entitled to a base salary of $156,000 per year. Mr. Davis is also eligible to receive an annual bonus as provided for under an annual incentive plan sponsored and maintained by us and/or as the Board determines in its discretion, as well as options to purchase shares of Common Stock as the Board determines in its discretion. In addition to certain payments due to Mr. Davis upon termination of employment, the employment agreement contains customary non-competition, non-solicitation, and confidentiality provisions. Finally, Mr. Davis is eligible for certain other welfare, pension, and incentive benefits available to all of our senior executives.

Mr. Davis earned total cash compensation for his services to us in the amount of $156,000 for each of fiscal 2020, 2019, and fiscal 2018.

On September 30, 2018, we issued Mr. Davis 3,484,899 shares of our Common Stock. The price per share was approximately $0.043, as reported on the OTCM’s Pink Open Market.

Outstanding Equity Awards at Fiscal Year-End

We did not have any option awards or unvested stock awards outstanding as of September 30, 2020.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our director or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than as disclosed below, we have no contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to our director or executive officers at, following, or in connection with the resignation, retirement, or other termination of our director or executive officers, or a change in control of our Company or a change in our director’s or executive officers’ responsibilities following a change in control.

Mr. Davis and our other senior executives are entitled to payments upon termination pursuant to the terms of their respective employment agreements. If the officer’s employment is terminated by us “without cause” or by the officer for “good reason” (each term as defined in the employment agreement), we are obligated to pay to the officer (i) his base salary and any bonus earned and/or accrued, but unpaid through the date of termination, (ii) a pro rata portion of the officer’s annual bonus for the fiscal year in which the officer’s termination occurs in an amount at least equal to (1) the officer’s target bonus amount, multiplied by (2) a fraction, the number of which is the number of days in the fiscal year in which the termination occurs through the date of termination and the denominator of which is 365 (the “Pro-Rated Bonus”), (iii) any accrued vacation pay, and (iv) a lump-sum cash payment equal to 50% of the officer’s then-current base salary. We are also obligated to continue for a period of six months following the termination, medical, hospitalization, dental, and life insurance programs the officer and his dependents were participating immediately prior to the date of termination (the “Continued Benefits”).

If the officer’s employment is terminated by us for “cause” or by the officer “without good cause” (each term as defined in the employment agreement), we are obligated to pay the officer his base salary and accrued vacation pay through the date of termination. If the officer’s employment is terminated for “disability” (as that term is defined in the employment agreement), we are obligated to pay the officer his base salary, bonus, and accrued vacation pay through the date of termination as soon as practicable following the date of termination, the Pro-Rated Bonus, and the Continued Benefits for a period of one year.

If the officer’s employment is terminated by reason of death, we are obligated to pay to his beneficiaries, legal representatives, or estate, as the case may be, the officer’s base salary and accrued vacation pay through the date of termination, his Pro-Rated Bonus, and the Continued Benefits, for the benefit of the officer’s spouse and dependence, for a period of two years.

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Director Summary Compensation Table

As of the end of our 2020 fiscal year, we had three non-employee directors. We did not compensate them for their service as directors during any of the years in which they served.

Risk Assessment in Compensation Programs

During our 2020, 2019, and 2018 fiscal years, we paid compensation to our employees, including executive and non-executive officers. Due to the size and scope of our business, and the amount of compensation, we did not have any employee compensation policies and programs to determine whether our policies and programs create risks that are reasonably likely to have a material adverse effect on us.

Item 7. Certain Relationships and Related Party Transactions, and Director Independence.

Related Party Transactions

When we are contemplating entering into any transaction in which any executive officer, director, director nominee, or any family member of the foregoing would have any direct or indirect interest, regardless of the amount involved, the terms of such transaction have to be presented to the Chairman of the Board for his consideration. The Board has not adopted a written policy for related party transactions.

Except for the transactions described below, we have had no related party transactions during the fiscal years ended September 30, 2018, 2019, and 2020.

Transactions with Todd Davis and Rayne Forecast, Inc.

Todd Davis, our Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, and Treasurer, is the owner of Rayne. Commencing in 2001, Mr. Davis, through Rayne, entered into a series of financial arrangements, consulting agreements, and an employment agreement with us. During our fiscal years prior to our 2020 fiscal year, Rayne lent funds to us, portions of which were repaid by our issuing to Rayne shares of our Common Stock. Also during those years, Rayne assisted us with certain business transactions and earned fees in respect thereof, which fees were accrued and portions of which were repaid by our issuing to Rayne shares of our Common Stock. Mr. Davis, directly, entered into an employment agreement with us in 2005, pursuant to which he is to receive $156,000 in annual compensation. During our fiscal years prior to our 2020 fiscal year, as well as our 2020 fiscal year, much of Mr. Davis’ compensation has been accrued. Effective January 1, 2021, we issued 719,571 shares of our Series Z Stock to Rayne in consideration of the retirement of our accrued obligations (approximately $2.5 million) to Rayne and Mr. Davis.

Transactions with Black Mountain Botanicals

From April 2019 through December 2019, Black Mountain Botanicals (BMB), an entity owned by the spouse of our President, was a contractor of the Company for sales and procurement. During the year ended September 30, 2019, BMB was paid $31,674 for such services. Additionally, during the year ended September 30, 2019, BMB collected and processed the Company’s credit card charges from sales and advanced funds totaling $151,084 and remitted $146,611 in the same time period. During the nine months ended June 30, 2020, BMB collected and processed our credit card charges from sales and advanced funds totaling $60,391 and remitted $59,626 in the same time period. The transaction fee for the service is three percent.

Director Independence

Our Board is currently composed of four members: Mr. Davis, Dr. Brandwein, Mr. Governale, and Mr. Sullivan. Our Common Stock is not currently listed for trading on a national securities exchange and, as such, we are not subject to any director independence standards. However, we have determined that Dr. Brandwein, Mr. Governale, and Mr. Sullivan are independent in accordance with the rules of The Nasdaq Stock Market, LLC, and the Commission.

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Board Committees

Our Board has three board committees – Audit Committee, Compensation Committee and Nomination Committee. The membership of the committees are as follows:

Committees	Audit Committee	Compensation Committee	Nomination Committee
Members:	Todd Davis Peter Governale Dustin Sullivan	Todd Davis Daniel Brandwein Peter Governale Dustin Sullivan	Todd Davis Peter Governale Dustin Sullivan

Audit Committee

On January 1, 2021, our Board adopted an audit committee charter (the “Audit Committee Charter”) to govern the Audit Committee. Currently, Messrs. Governale, Sullivan, and Davis (Chairman) serve on the Audit Committee. As of the date of this Registration Statement, none of the members qualifies as an “audit committee financial expert.”

The Audit Committee Charter requires that each member of the Audit Committee meet the independence requirements of The Nasdaq Stock Market LLC and the Commission and requires that the Audit Committee have at least one member that qualifies as an “audit committee financial expert.” We intend to identify potential new directors who can serve as Audit Committee members and satisfy these requirements. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist our Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions.

Compensation Committee

On January 1, 2021, our Board approved and adopted a charter (the “Compensation Committee Charter”) to govern the Compensation Committee. Currently, Dr. Brandwein and Messrs. Governale, Sullivan, and Davis (Chairman) serve as members of the Compensation Committee. Dr. Brandwein and Messrs. Governale and Sullivan each meet the independence requirements of The Nasdaq Stock Market LLC and the Commission, qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and qualify as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of our executives, produce an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise our Board on the adoption of policies that govern our compensation programs.

Governance and Nominating Committee

On January 1, 2021, our Board approved and adopted a charter (the “Nominating Committee Charter”) to govern the Governance and Nominating Committee (the “Nominating Committee”). Currently, Messrs. Governale, Sullivan, and Davis (Chairman) serve as members of the Nominating Committee. The Nominating Committee Charter requires that each member of the Nominating Committee meets the independence requirements of the Nasdaq Stock Market LLC and the Commission; however, currently only Messrs. Governale and Sullivan qualify as independent directors. In addition to the enumerated responsibilities of the Nominating Committee in the Nominating Committee Charter, the primary function of the Nominating Committee is to determine the slate of director nominees for election to the board of directors, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review our policies and programs that relate to matters of corporate responsibility, including public issues of significance to us and our stockholders, and any other related matters required by federal securities laws.

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Item 8. Legal Proceedings.

Legal Proceedings

From time to time we are involved in various legal actions arising in the normal course of business. We currently have no legal proceeding to which we are a party to or to which our property is subject and, to the best of our knowledge, no adverse legal activity is anticipated or threatened.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

Our Common Stock is quoted on the OTCM’s Pink Open Market, under the symbol “EDXC.” The following table shows the high and low closing bid prices of our Common Stock for periods indicated as reported by the OTCM. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

Quarter Ended	High Closing Bid Price Per Share	Low Closing Bid Price Per Share
Fiscal Year 2021
First Quarter	$0.145	$0.044
Second Quarter (through February 19, 2021)	$0.256	$0.103

Fiscal Year 2020
Fourth Quarter	$0.0829	$0.044
Third Quarter	$0.10	$0.0605
Second Quarter	$0.117	$0.05
First Quarter	$0.206	$0.087

Fiscal Year 2019
Fourth Quarter	$0.38	$0.104
Third Quarter	$0.745	$0.209
Second Quarter	$0.40	$0.047
First Quarter	$0.0588	$0.03725

On February 19, 2021, the closing bid price of our Common Stock as reported by OTCM was $0.256 per share.

Holders

As of February 25, 2021, we had approximately 440 record holders of shares our Common Stock. As of February 25, 2021, we had 449,688,215 shares of our Common Stock issued and outstanding.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

Securities Not Registered under the Securities Act; Rule 144 Eligibility

Our Common Stock and preferred stock have not been registered under the Securities Act. Accordingly, the shares of Common Stock and preferred stock issued and outstanding may not be resold absent registration under the Securities Act and applicable state securities laws or an available exemption thereunder.

Rule 144

Shares of our Common Stock that are restricted securities may be eligible for resale in compliance with Rule 144 of the Securities Act, subject to the requirements described below. “Restricted securities,” as defined under Rule 144, were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares may be sold in the public market only if registered or if they qualify for an exemption from registration, such as Rule 144. Below is a summary of the requirements for sales of our Common Stock pursuant to Rule 144, after the effectiveness of this Registration Statement.

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For a person who has not been deemed to have been one of our affiliates at any time during the 90 days preceding a sale, sales of our shares of Common Stock held longer than six months, but less than one year, will be subject only to the current public information requirement. A person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation, or notice provisions of Rule 144.

A person who is our affiliate or who was our affiliate at any time during the preceding three months and who has beneficially owned restricted securities for at least six months, will generally be entitled to sell within any three-month period a number of shares that does not exceed one percent of the number of shares of our Common Stock then outstanding. Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Persons who may be deemed to be affiliates generally include individuals or entities that control, or are controlled by, or are under common control with, us and may include our directors and officers, as well as our significant stockholders.

We expect that substantially all of the 449,688,215 issued and outstanding shares of our Common Stock will be eligible for sale under Rule 144 90 days after the effective date of this Registration Statement. We cannot estimate the number of shares of our Common Stock that our existing stockholders will elect to sell under Rule 144.

Item 10. Recent Sales of Unregistered Securities.

Recent Sales of Unregistered Securities

We issued the following shares of our Common Stock in Fiscal Year 2018:

On December 15, 2017, we issued 1,600,000 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.027, for an aggregate value of $43,242. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On December 15, 2017, we issued 900,000 shares of our Common Stock to two individual consultants, as payment for consulting related services rendered to the Company. The shares were issued at a per-share price of $0.0455, for an aggregate value of $40,950. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On December 15, 2017, we issued 1,000,000 shares of our Common Stock to an individual, in connection with the purchase of a subsidiary. The shares were issued at a per-share price of $0.050, for an aggregate value of $50,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On December 15, 2017, we issued 600,000 shares of our Common Stock to an individual service provider, as payment for Product Development services rendered to the Company. The shares were issued at a per-share price of $0.0455, for an aggregate value of $27,300. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On December 15, 2017, we issued 389,610 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.0455, for an aggregate value of $27,300. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On December 15, 2017, we issued 1,500,000 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.0485, for an aggregate value of $72,750. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 9, 2018, we issued 454,545 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.058, for an aggregate value of $26,364. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

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On January 26, 2018, we issued 2,100,000 shares of our Common Stock to three individuals in connection with a private placement. The shares were issued at a per share price of $0.027, for an aggregate value of $56,758. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 26, 2018, we issued 460,000 shares of our Common Stock to two consultants for consulting services rendered to the Company. The shares were issued at a per-share price of $0.060, for an aggregate value of $27,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On February 26, 2018, we issued 1,559,207 shares of our Common Stock to an institutional investor in connection with the partial conversion of a convertible note payable. The shares were issued at a per-share price of $0.0192, for an aggregate value of $27,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On March 5, 2018, we issued 1,781,700 shares of our Common Stock to an institutional investor in connection with the partial conversion of a convertible note payable. The shares were issued at a per-share price of $0.064, for an aggregate value of $113,998. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On March 20, 2018, we issued 569,395 shares of our Common Stock to an individual in connection a private placement. The shares were issued at a per-share price of $0.0281, for an aggregate value of $16,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On April 1, 2018, we issued 1,114,408 shares of our Common Stock to an individual in connection a private placement. The shares were issued at a per share price of $0.0323, for an aggregate value of $36,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On April 4, 2018, we issued 1,238,095 shares of our Common Stock to an institutional investor in connection with the partial conversion of a convertible note payable. The shares were issued at a per-share price of $0.021, for an aggregate value of $26,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On April 13, 2018, we issued 1,257,622 shares of our Common Stock to an institutional investor in connection with the partial conversion of a convertible note payable. The shares were issued at a per-share price of $0.0659, for an aggregate value of $82,851. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On April 26, 2018, we issued 1,257,622 shares of our Common Stock to an institutional investor in connection with the partial conversion of a convertible note payable. The shares were issued at a per-share price of $0.0659, for an aggregate value of $82,851. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On April 30, 2018, we issued 10,000,00 shares of our Common Stock to the two equity holders of Go Green Global in connection with our acquisition of that entity. The shares were issued at a per-share price of $0.045, for an aggregate value of $450,000. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On May 16, 2018, we issued 3,333,336 shares of our Common Stock to four individuals in connection with a private placement. The shares were issued at a per-share price of $0.030, for an aggregate value of $100,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On July 1, 2018, we issued 500,000 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.032, for an aggregate value of $16,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

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On July 1, 2018, we issued 613,718 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.0277, for an aggregate value of $17,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On July 1, 2018, we issued 200,000 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.045, for an aggregate value of $9,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On July 1, 2018, we issued 200,000 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.0448, for an aggregate value of $8,960. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On August 7, 2018, we issued 1,336,649 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.015, for an aggregate value of $20,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On August 27, 2018, we issued 3,333,334 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.033, for an aggregate value of $110,001. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On August 27, 2018, we issued 558,784 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.045, for an aggregate value of $25,145. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On September 18, 2018, we issued 3,484,899 shares of our Common Stock to Rayne as payment for its assistance with a business transaction. The shares were issued at a per-share price of $0.0433, for an aggregate value of $151,245. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On September 30, 2018, we issued 559,285 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per share price of $0.043, for an aggregate value of $24,049. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

We issued the following notes that are convertible into shares of our Common Stock in Fiscal Year 2018:

On April 23, 2018, we issued a 12% Convertible Note to an institutional investor for a principal amount of $111,111.11 with a six-month term that is convertible into shares of our Common Stock. As of September 30, 2019, the outstanding balance was $0.00. We issued the Convertible Note and, as applicable, the underlying shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On August 1, 2018, we issued a 12% Convertible Note to an institutional investor for a principal amount of $230,000.00 with a 12-month term that is convertible into shares of our Common Stock. As of September 30, 2020, the convertible note had an outstanding balance of $2,333.33. We issued the Convertible Note and, as applicable, the underlying shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

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We issued the following shares of our Common Stock in Fiscal Year 2019:

On October 1, 2018, we issued 559,285 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.0447, for an aggregate value of $25,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On December 10, 2018, we issued 1,666,666 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.030, for an aggregate value of $50,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On December 10, 2018, we issued 1,666,666 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.030, for an aggregate value of $50,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On December 21, 2018, we issued 100,000 shares of our Common Stock to an individual as payment for services rendered to the Company. The shares were issued at a per-share price of $0.044, for an aggregate value of $4,400. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On December 20, 2018, we issued 333,333 shares of our Common Stock to an individual as payment for services rendered to the Company. The shares were issued at a per-share price of $0.030, for an aggregate value of $10,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 1, 2019, we issued 506,073 shares of our Common Stock to an individual as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.0494, for an aggregate value of $25,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 2, 2019, we issued 14,285,716 shares of our Common Stock to three individuals in connection with a private placement. The shares were issued at a per-share price of $0.035, for an aggregate value of $500,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 2, 2019, we issued 705,882 shares of our Common Stock to consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.051, for an aggregate value of $36,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 11, 2019, we issued 3,188,750 shares of our Common Stock to Hampton Growth in connection with the partial conversion of a convertible note payable and payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.040, for an aggregate value of $127,550. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 17, 2019, we issued 5,619,907 shares of our Common Stock to an institutional investor in connection with the partial conversion of a convertible note payable. The shares were issued at a per-share price of $0.0215, for an aggregate value of $120,828. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 17, 2019, we issued 9,456,307 shares of our Common Stock to an institutional investor in connection with the partial conversion of a convertible note payable. The shares were issued at a per-share price of $0.0256 for an aggregate value of $241,609. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On February 26, 2019, we issued 1,075,269 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.093, for an aggregate value of $100,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

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On March 25, 2019, we issued 250,000 shares of our Common Stock to a consulting entity as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.349, for an aggregate value of $87,250. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On March 31, 2019, we issued 32,154 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.311, for an aggregate value of $10,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On March 31, 2019, we issued 490,196 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.051, for an aggregate value of $25,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On April 15, 2019, we issued 370,370 shares of our Common Stock to two individuals in connection with a private placement. The shares were issued at a per-share price of $0.270, for an aggregate value of $100,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On April 25, 2019, we issued 395,000 shares of our Common Stock to two individuals in connection with a private placement. The shares were issued at a per-share price of $0.300, for an aggregate value of $118,500. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On May 5, 2019, we issued 230,000 shares of our Common Stock to an institutional investor in connection with a private placement. The shares were issued at a per-share price of $0.042, for an aggregate value of $9,660. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On May 5, 2019, we issued 81,433 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.3075, for an aggregate value of $25,041. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On June 10, 2019, we issued 500,000 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per share price of $0.200, for an aggregate value of $100,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On June 10, 2019, we issued 500,000 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.200, for an aggregate value of $100,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On June 10, 2019, we issued 500,000 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.200, for an aggregate value of $100,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On June 13, 2019, we issued 1,125,000 shares of our Common Stock to an institutional consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.350, for an aggregate value of $281,250. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On June 23, 2019, we issued 750,000 shares of our Common Stock to an institutional consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.300, for an aggregate value of $225,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

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On July 31, 2019, we issued 1,125,000 shares of our Common Stock to an institutional consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.300, for an aggregate value of $337,500. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On September 30, 2019, we issued 193,684 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.1164, for an aggregate value of $22,541. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

We issued the following notes that are convertible into shares of our Common Stock in Fiscal Year 2019:

On December 3, 2018, we issued a 10% Convertible Note to a trustee of a family trust for a principal amount of $100,000with a one-year term that is convertible into shares of our Common Stock. As of December 31, 2020, the convertible note had an outstanding balance of $163,700. We issued the Convertible Note and, as applicable, the underlying shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 30, 2019, we issued a 10% Convertible Note to an institutional investor for a principal amount of $437,222 with a two-year term that is convertible into shares of our Common Stock. As of December 31, 2020, the convertible note was no longer outstanding. We issued the Convertible Note and, as applicable, the underlying shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On February 12, 2019, we issued a 12% Convertible Note to an institutional investor for a principal amount of $388,889 with a one-year term that is convertible into shares of our Common Stock. As of December 31, 2020, the convertible note had an outstanding balance of $388,889. We issued the Convertible Note and, as applicable, the underlying shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On March 15, 2019, we issued a 12% Convertible Note to an institutional investor for a principal amount of $222,222 with a one-year term that is convertible into shares of our Common Stock. As of December 31, 2020, the convertible note had an outstanding balance of $222,222. We issued the Convertible Note and, as applicable, the underlying shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On April 5, 2019, we issued a 12% Convertible Note to an institutional investor for a principal amount of $388,889 with a one-year term that is convertible into shares of our Common Stock. As of December 31, 2020, the convertible note had an outstanding balance of $388,889. We issued the Convertible Note and, as applicable, the underlying shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On May 17, 2019, we issued a 12% Convertible Note to an institutional investor for a principal amount of $222,222 with a four-month term that is convertible into shares of our Common Stock. As of December 31, 2020, the convertible note was no longer outstanding. We issued the Convertible Note and, as applicable, the underlying shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On July 11, 2019, we issued a 12% Convertible Note to an institutional investor for a principal amount of $222,222 with a six-month term that is convertible into shares of our Common Stock. As of December 31, 2020, the convertible note was no longer outstanding. We issued the Convertible Note and, as applicable, the underlying shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On August 5, 2019, we issued a 12% Convertible Note to an institutional investor for a principal amount of $111,111 with a six-month term that is convertible into shares of our Common Stock. As of December 31, 2020, the convertible note was no longer outstanding. We issued the Convertible Note and, as applicable, the underlying shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

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We also issued the following warrants that are convertible into shares of our Common Stock in Fiscal Year 2019:

Each of the warrants was issued to one institutional investor in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

Date of Issuance	Initial Exercise Date	Expiration Date	Underlying Number of Shares	Exercise Price Per Share
December 5, 2018	June 5, 2019	June 5, 2023	4,500,000	$0.04
January 7, 2019	July 7, 2019	July 7, 2023	3,000,000	$0.05
January 30, 2019	July 30, 2019	July 30, 2023	1,000,000	$0.10
January 30, 2019	July 30, 2019	July 30, 2023	1,000,000	$0.10
February 12, 2019	August 12, 2019	August 12, 2023	3,250,000	$0.12
March 15, 2019	September 15, 2019	September 15, 2023	2,500,000	$0.29
April 5, 2019	October 5, 2019	October 5, 2023	4,300,000	$0.37
August 5, 2019	February 5, 2020	February 5, 2024	1,200,000	$0.22

We issued the following shares of our Common Stock in Fiscal Year 2020:

On October 11, 2019, we issued 975,610 shares of our Common Stock to an institutional investor as inducement related to a note payable. The shares were issued at a per-share price of $0.1025, for an aggregate value of $100,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On October 23, 2019, we issued 1,733,923 shares of our Common Stock to an institutional investor in connection with the partial conversion of a convertible note payable. The shares were issued at a per-share price of $0.1502, for an aggregate value of $260,356. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On November 1, 2019, we issued 588,236 shares of our Common Stock to an institutional investor as inducement related to a note payable. The shares were issued at a per-share price of $0.1587, for an aggregate value of $933,333. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On December 31, 2019, we issued 263,158 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.0950, for an aggregate value of $25,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 1, 2020, we issued 1,625,028 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.0444, for an aggregate value of $72,126. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 15, 2020, we issued 5,587,644 shares of our Common Stock to an institutional investor in connection with the partial conversion of a convertible note payable. The shares were issued at a per-share price of $0.0698, for an aggregate value of $389,795. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 15, 2020, we issued 250,000 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.1949, for an aggregate value of $48,725. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

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On January 15, 2020, we issued 47,620 shares of our Common Stock to an individual as payment of a signing bonus owed by the Company. The shares were issued at a per-share price of $0.3477, for an aggregate value of $16,557. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 24, 2020, we issued 2,000,000 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.0500, for an aggregate value of $100,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 24, 2020, we issued an additional 2,000,000 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.0500, for an aggregate value of $100,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 24, 2020, we issued 800,000 shares of our Common Stock to an institutional investor as inducement related to a note payable. The shares were issued at a per-share price of $0.0805, for an aggregate value of $64,348. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On February 1, 2020, we issued 500,000 shares of our Common Stock to Charles Mohr related to an acquisition of capital stock owned by him. The shares were issued at a per-share price of $0.0850, for an aggregate value of $42,500. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On February 7, 2020, we issued 4,655,078 shares of our Common Stock to an institutional investor in connection with the partial conversion of a convertible note payable. The shares were issued at a per-share price of $0.0821, for an aggregate value of $382,111. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On March 5, 2020, we issued 50,000 shares of our Common Stock to a consultant as payment for website development services rendered to the Company. The shares were issued at a per-share price of $0.0780, for an aggregate value of $3,900. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On March 6, 2020, we issued 10,000 shares of our Common Stock to an individual as payment of a signing bonus owed by the Company. The shares were issued at a per-share price of $0.0814, for an aggregate value of $814. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On March 22, 2020, we issued 333,333 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.0300, for an aggregate value of $10,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On March 30, 2020, we issued 3,333,333 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.0300, for an aggregate value of $100,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On March 31, 2020, we issued 256,410 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.0650, for an aggregate value of $16,667. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On March 31, 2020, we issued 6,375,303 shares of our Common Stock to Rayne Forecast, Inc as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.1051, for an aggregate value of $669,892. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

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On April 20, 2020, we issued 1,000,000 shares of our Common Stock to an institutional investor as a default remedy related to a note payable. The shares were issued at a per-share price of $0.0851, for an aggregate value of $85,100. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On April 25, 2020, we issued 2,000,000 shares of our Common Stock to each of Ronald Cotting and Stephen A. Herron Sr. related to an acquisition of their company. The shares were issued at a per-share price of $0.0812, for an aggregate value of $162,400. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

On May 17, 2020, we issued 200,000 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.0500, for an aggregate value of $10,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On May 17, 2020, we issued 300,000 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.0500, for an aggregate value of $15,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On May 18, 2020, we issued 100,000 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.0750, for an aggregate value of $7,500. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On June 1, 2020, we issued 183,537 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.0810, for an aggregate value of $14,873. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On August 21, 2020, we issued 1,500,000 shares of our Common Stock to an individual in connection with a private placement. The shares were issued at a per-share price of $0.0333, for an aggregate value of $50,000. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On September 21, 2020, we issued 3,000,000 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.0474, for an aggregate value of $142,200. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On September 21, 2020, we issued an additional 3,000,000 shares of our Common Stock to a consultant as payment for consulting services rendered to the Company. The shares were issued at a per-share price of $0.0474, for an aggregate value of $142,200. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On September 30, 2020, we issued 1,750,000 shares of our Common Stock to an institutional investor in connection with the partial conversion of a convertible note payable. The shares were issued at a per-share price of $0.0292, for an aggregate value of $51,100. We issued the shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

We issued the following notes that are convertible into shares of our Common Stock in Fiscal Year 2020:

On October 11, 2019, we issued a 24% Convertible Note to an institutional lender for a principal amount of $750,000. with a one-year term that is convertible into shares of our Common Stock. As of December 31, 2020, the Convertible Note had an outstanding balance of $750,000. We issued the Convertible Note and, as applicable, the underlying shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

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On November 1, 2019, we issued a 24% Convertible Note to an institutional lender for a principal amount of $700,000 with a one-year term that is convertible into shares of our Common Stock. As of December 31, 2020, the Convertible Note had an outstanding balance of $700,000. We issued the Convertible Note and, as applicable, the underlying shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On January 16, 2020, we issued a 24% Convertible Note to an institutional lender for a principal amount of $351,000 with a one-year term that is convertible into shares of our Common Stock. As of December 31, 2020, the Convertible Note had an outstanding balance of $351,000. We issued the Convertible Note and, as applicable, the underlying shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On March 5, 2020, we issued a 24% Convertible Note to an institutional lender for a principal amount of $125,000 with a one-year term that is convertible into shares of our Common Stock. As of December 31, 2020, the Convertible Note had an outstanding balance of $125,000. We issued the Convertible Notes and, as applicable, the underlying shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

On April 30, 2020, we issued a 24% Convertible Note to an institutional lender for a principal amount of $75,000 with a one-year term that is convertible into shares of our Common Stock. As of December 31, 2020, the convertible note had an outstanding balance of $75,000. We issued the Convertible Notes and, as applicable, the underlying shares in reliance on the exemption from registration pursuant to Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

We issued the following shares of our Series Z Stock that are convertible into shares of our Common Stock in Fiscal Year 2021:

On January 1, 2021, we issued 719,571 shares of our Series Z Stock to Rayne in consideration of the retirement of our accrued obligations (approximately $2.5 million) to Rayne and Mr. Davis. We issued the shares in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

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Item 11. Description of Registrant’s Securities to be Registered.

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation and our Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, and to the provisions of the Nevada Revised Statutes (“NRS”). We encourage you to review complete copies of our Articles of Incorporation, Certificate of Designation of our Series Z Stock, and our Bylaws. Copies of these documents are filed as exhibits to this Registration Statement.

General

We are currently authorized to issue up to 1,000,000,000 shares of our Common Stock and 10,000,000 shares of our preferred stock, par value $0.0001 per share.

Common Stock

Of the 1,000,000,000 shares of Common Stock authorized by our Articles of Incorporation, 448,908,141 shares of our Common Stock are issued and outstanding as of February 25, 2021. Each holder of our Common Stock is entitled to one vote per share held of record on all matters submitted to a vote of the stockholders and not entitled to cumulative voting for the election of directors. Holders of our Common Stock do not have any preemptive, conversion, or other subscription rights. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor, subject to the rights of preferred stockholders. We have not paid any dividends and do not intend to pay any cash dividends to the holders of our Common Stock in the foreseeable future. We anticipate reinvesting our earnings, if any, for use in the development of our business. In the event of liquidation, dissolution, or winding up of the Company, the holders of our Common Stock are entitled, unless otherwise provided by law or our Articles of Incorporation, including any certificate of designations for series of preferred stock, to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. There are no redemption or sinking fund provisions applicable to our Common Stock.

We are not registering any other class or series of our equity securities. We are providing a description of our class of preferred stock and our Series Z Stock below to put into context the above description of the class of our Common Stock.

Preferred Stock

Of the 10,000,000 shares of preferred stock, par value $0.0001 per share, authorized in our Articles of Incorporation, 719,571 shares have been designated as Series Z Stock, all of which are issued and outstanding as of February 25, 2021. The per-share Stated Value of the Series Z Stock is $28.75. The Board is authorized, without further approval from our stockholders, to create one or more series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, the Board may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock.

Series Z Stock

As of February 25, 2021, 719,571 shares of Series Z Stock are issued and outstanding. The sole beneficial holder of those shares is Mr. Davis, our Chief Executive Officer, and Chairman of the Board. The shares of Series Z Stock, as a series, have voting rights, on a variable basis, to an aggregate vote equivalent to one share in excess of the maximum potential vote of the aggregate of the other classes or series of the then-issued and outstanding equity voting shares at any occasion when the vote of the holders of voting equity of the Company is held (whether at an annual meeting or special meeting of such holders or by the written consent of such holders). The shares of Series Z Stock do not have any redemption rights. The shares of Series Z Stock do not have any preemptive or equivalent rights.

Conversion Rights of Series Z Stock

At the option of the holder of Series Z Stock, each share of Series Z Preferred Stock shall be initially convertible into one hundred (100) shares of our Common Stock.

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Dividend Rights of Series Z Stock

We may not declare, pay, or set aside any dividends on shares of Common Stock unless (in addition to the obtaining of any consents required in the Articles of Incorporation), from and including February 25, 2021, the holders of the Series Z Stock then outstanding shall receive a dividend at a non-compounded, but cumulative rate of 4.56% of the Stated Value, payable, with or without the declaration thereof by the Board of Directors, solely in connection with and upon conversion of shares of the Series Z Stock and only upon those shares of Series Z Stock that are then being converted. Such dividends shall be only payable in shares of Common Stock and be made in accordance with applicable corporate law.

Liquidation Preference of Series Z Stock

Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of Series Z Stock shall be entitled to receive out of our assets, whether capital or surplus, an amount equal to the Stated Value for each share of Series Z Stock out of the proceeds of such liquidation, plus any accrued and unpaid dividends thereon and any other fees then due and owing thereon. The entitlement to liquidation proceeds is junior to any other series of Preferred Stock, that, in accordance with its respective liquidation rights, is superior to the liquidation rights of the Series Z Stock. The holders of the Series Z Stock shall not participate in our remaining proceeds from a Liquidation. A fundamental transaction or change of control transaction shall not be deemed a Liquidation.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Some provisions of Nevada law, our Articles of Incorporation, and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock and Series Z Stock. The ability of our Board, without action by the stockholders, to issue up to 10,000,000 shares of preferred stock (less the 719,571 shares of our Series Z Stock issued and outstanding as of February 25, 2021) with voting or other rights or preferences as designated by our Board could impede the success of any attempt to effect a change in our management or a change in control of us. The Series Z Stock, which provides majority voting control in favor of the sole holder thereof, also could impede the success of any attempt to effect a change. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by (i) our Chairman, (ii) our Chief Executive Officer, (iii) our President, or (iv) a majority of the members of the Board and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

Stockholder Action by Written Consent. Our Bylaws allow for any action to be taken without a meeting that could properly occur at a meeting, as set forth pursuant to the Nevada Revised Statutes (“NRS”). A stockholder may withdraw consent only by delivering a written notice of withdrawal to us prior to the time that all consents are in our possession.

Stockholders Not Entitled to Cumulative Voting. Our Articles of Incorporation do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock (and our preferred stock voting as a single class) entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than, if applicable, any directors that holders of our preferred stock may be entitled to elect.

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Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the Board prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

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Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our Articles of Incorporation, and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Register

Our transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. Its telephone number is (602) 485-1346.

Item 12. Indemnification of Directors and Officers.

Indemnification of Directors and Officers

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to Section 78.138 of the NRS or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of the NRS provides that the articles of incorporation, the bylaws, or an agreement may require a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have obtained insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

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The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the NRS.

Our Articles of Incorporation contain a provision limiting the personal liability of our directors and officers to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer except with respect to (i) acts or omissions that involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the payment of dividends in violation of Nevada law.

We previously entered into an employment agreement with Mr. Davis (the “Indemnitee”). These employment agreements provide that in the event Indemnitee is made a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (each a “Proceeding”), by reason of the fact that Indemnitee is or was a trustee, director, or officer of ours or any of our subsidiaries, where the basis of such Proceeding is alleged action or inaction in an official capacity as a trustee, director, or officer while so serving as a trustee, director, or officer, Indemnitee shall be indemnified and held harmless to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted, against all expenses incurred or suffered by Indemnitee in connection therewith, and such indemnification will continue even if Indemnitee ceased to be an officer, director, or trustee, or is no longer employed by us. Our indemnification obligation does not apply to the extent that Indemnitee’s actions or inactions contributed materially to the cause of action giving rise to the Proceeding or otherwise Indemnitee’s actions or inactions giving rise to the Proceeding meet a standard of gross negligence or willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 13. Financial Statements and Supplementary Data.

Endexx Corporation

Financial Statements & Notes

June 30, 2020

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

FINANCIAL STATEMENTS

Endexx Corporation

Unaudited Financial Statements for the Period Ended September 30, 2020

F-2

Endexx Corporation

Condensed Consolidated Balance Sheets

	June 30,	September 30,
	2020	2019
	(unaudited)	(audited)
Assets

Current assets
Cash	$35,856	$36,363
Accounts receivable, net of allowance of $0 and $27,097, respectively	111,441	20,043
Inventory, net of allowance of $516,875 and $578,062, respectively	1,214,012	1,269,488
Prepaid expenses	215,376	12,025
Total current assets	1,576,685	1,337,919

Investment in marketable securities	9,920	9,920

Property and equipment, net of accumulated depreciation of $54,988 and $39,536, respectively	470,061	485,513
Prepaid advertising	856,640	-
Intangibles - Website domains and digital assets	16,250	6,250
Total assets	$2,929,556	$1,839,602

Liabilities and Stockholders’ Deficit

Current liabilities
Accounts payable	$363,931	$333,030
Customer deposits	36,705	64,735
Accrued expenses	17,612	17,612
Accrued expenses, Rayne Forecast Inc. (Note 7)	165,141	150,000
Accrued Interest, notes payable	280,710	156,421
Accrued Interest, notes payable - related party	306,040	241,710
Payroll and taxes payable (Note 5)	1,401,807	1,156,086
Convertible notes, net of discount $1,179,013 and $776,268, respectively	1,854,598	1,112,651
Note payable, net of $40,292 discount at June 30, 2020	968,949	255,353
Derivative liability on convertible notes payable	5,353,481	3,012,597
Convertible note payable - related party	1,072,185	1,072,185
Total current liabilities	11,821,159	7,572,380

Long-term convertible note payable, net of discount of $127,723 and $291,681, respectively	309,499	145,541
Total liabilities	12,130,658	7,717,921

Commitments and contingencies

Stockholders’ deficit (Note 3)
Preferred Stock, $0.0001 Par Value, 10,000,000 shares authorized, 7,296,000 shares issued and outstanding, respectively	730	730
Common Stock, $0.0001 Par Value, 1,000,000,000 shares authorized, 395,658,141 and 358,489,928 shares issued and outstanding, respectively	39,566	35,849
Additional paid-in capital	20,577,203	17,627,463
Prepaid consulting	(8,125)	-
Accumulated deficit	(29,810,476)	(23,542,361)
Total stockholders’ deficit	(9,201,102)	(5,878,319)
Total liabilities and stockholders’ deficit	$2,929,556	$1,839,602

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

Endexx Corporation

Condensed Consolidated Statements of Operations

(unaudited)

	For the three months ended		For the nine months ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues	$200,060	$680,908	$1,798,983	$917,862
Cost of revenues	56,593	352,911	673,155	477,169
Gross profit	143,467	327,997	1,125,828	440,693

Depreciation	5,067	660	15,452	1,321
Advertising and promotion	69,494	64,401	301,232	122,711
Bad debt expense	270	-	37,046	-
Payroll expenses	189,261	203,350	623,067	361,868
Professional fees	132,361	452,202	423,419	569,344
Professional fees, related party	-	-	1,010,307	-
Research and development	4,932	2,016	9,196	2,016
General and administration expenses	248,040	192,300	815,457	277,782
Total operating expenses	649,425	914,929	3,235,176	1,335,042
Loss from operations	(505,958)	(586,932)	(2,109,348)	(894,349)
Other (income) and expense:
Loss (gain) on derivative liability	639,115	(512,267)	1,495,631	(512,267)
Loss on debt conversion	-	165,850	-	165,850
Loss on acquisitions	315,766	-	448,266	-
Financing costs	261,991	3,534,886	284,490	3,534,886
Default penalty	85,100	-	85,100	-
Interest and other expense, net	458,256	407,756	1,845,280	407,756
Total other (income) expense	1,760,228	3,596,225	4,158,767	3,596,225

Net loss	$(2,266,186)	$(4,183,157)	$(6,268,115)	$(4,490,574)

Net loss per share:
Basic and diluted	$(0.01)	$(0.01)	$(0.02)	$(0.01)

Weighted average shares outstanding:
Basic and diluted	393,903,423	347,370,320	376,531,732	330,778,403

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

ENDEXX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(unaudited)

	Preferred Stock		Common Stock		Paid-in	Prepaid	Accumulated
	Shares	Amount	Shares	Amount	Capital	Consulting	(Deficit)	Total

Balances, September 30, 2018 (audited)	7,296,000	$730	313,342,558	$31,334	$12,671,069	$-	$(15,265,968)	$(2,562,835)
Shares issued for private placements	-	-	20,959,687	2,095	1,216,404	-	-	1,218,499
Shares issued for services	-	-	3,526,369	352	791,648	-	-	792,000
Shares issued for employee compensation	-	-	1,077,702	108	198,208	-	-	198,316
Shares issued for debt settlement	-	-	18,264,964	1,828	1,421,002	-	-	1,422,830
Warrants issued with notes payable	-	-	-	-	968,264	-	-	968,264
Net loss for the period	-	-	-	-	-	-	(8,189,160)	(8,189,160)
Balances, June 30, 2019 (unaudited)	7,296,000	$730	357,171,280	$35,717	$17,266,595	$-	$(23,455,128)	$(6,152,086)

Balances, September 30, 2019 (audited)	7,296,000	$730	358,489,928	$35,849	$17,627,463	$-	$(23,542,361)	$(5,878,319)
Shares issued for private placements	-	-	8,166,666	817	334,183	-	-	335,000
Shares issued for services	-	-	8,583,868	858	816,182	(8,125)	-	808,915
Shares issued for employee compensation	-	-	577,188	58	58,980	-	-	59,038
Shares for debt settlement	-	-	11,976,645	1,198	1,031,064	-	-	1,032,262
Shares for financing	-	-	2,363,846	236	257,481	-	-	257,717
Shares for default penalty	-	-	1,000,000	100	85,000	-	-	85,100
Shares issued for acquisition	-	-	4,500,000	450	366,850	-	-	367,300
Net loss for the period	-	-	-	-	-	-	(6,268,115)	(6,268,115)
Balances, June 30, 2020 (unaudited)	7,296,000	$730	395,658,141	$39,566	$20,577,203	$(8,125)	$(29,810,476)	$(9,201,102)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

ENDEXX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the nine months ended
	June 30,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(6,268,115)	$(4,490,574)
Adjustments to reconcile net loss to net cash used in
operating activities:
Stock-based compensation	867,953	349,466
Stock issued for default penalty	85,100	-
Depreciation and amortization	15,452	1,321
Amortization of debt discount	1,212,115	320,270
Change in fair value of derivative liability	1,495,631	(512,267)
Loss on acquisitions	448,266	165,850
Inventory impairment (recovery)	(61,187)	-
Bad debt expense	37,046	-
Financing costs	284,490	3,538,386
Changes in operating assets and liabilities:
Accounts receivable	(128,444)	(272,047)
Inventory	125,697	(1,103,998)
Prepaid expenses	(1,059,991)	(79,500)
Accounts payable	30,901	(8,001)
Customer deposits	(28,030)	-
Accrued liabilities	-	6,820
Payroll liabilities	245,721	154,589
Accrued interest - notes payable	221,529	43,473
Accrued interest - related party	64,330	45,372
Accrued expenses, Rayne Forecast Inc.	15,141	-
NET CASH USED IN OPERATING ACTIVITIES	(2,396,395)	(1,840,840)

INVESTING ACTIVITIES
Acquisition of website domain and digital intangibles	(100,000)	-
Purchases of fixed assets	-	(40,000)
NET CASH USED IN INVESTING ACTIVITIES	(100,000)	(40,000)

FINANCING ACTIVITIES
Proceeds from sale of common stock	335,000	699,998
Proceeds from convertible notes payable	-	1,050,000
Proceeds from notes payable	2,360,888	-
Repayment of convertible notes payable	(200,000)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,495,888	1,749,998

NET DECREASE IN CASH	(507)	(130,841)
CASH, BEGINNING OF PERIOD	36,363	185,283

CASH, END OF PERIOD	$35,856	$54,442

CASH PAID FOR INCOME TAXES	$-	$-
CASH PAID FOR INTEREST	$347,297	$2,500

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Derivative liability settled through stock issuance	$607,744	$-
Convertible notes and interest converted to common stock	$425,018	$414,921
Debt discount at note payable origination	$1,491,724	$-
Notes payable that became convertible	$1,450,000	$-
Mortgage note funded directly through convertible note payable	$-	$380,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-6

ENDEXX CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

As used in this quarterly report, the terms the “Company,” “we,” “our” and “us” refer to EDXC. This report should be read in conjunction with our annual report for the year ended September 30, 2019, including the unaudited consolidated financial statements and related notes included therein.

We were incorporated under the laws of State of Nevada on September 5, 1997, as Micron Solutions. From 2002-2005, the company operated as Panamed Corporation, a biotech service and licensing company. Panamed Corporation merged with Visual Board Books Inc. (VBB) in February 2005 and changed the consolidated company name to Endexx Corporation (the Company).

Our primary business is the manufacturing and sale of hemp products for personal use and pets. The Company has the following wholly owned subsidiaries:

●	Global Solaris Group, LLC
●	Greenleaf Consulting LLC
●	Cann Can LLC
●	Together One Step Closer, LLC
●	PhytoLabs LLC
●	Go Green Global Enterprises, Inc.
●	CBD Health Solutions
●	Kush, Inc.
●	CBD Life Brands, Inc.

Basis of Presentation and Going Concern

The accompanying unaudited condensed interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States (GAAP) for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements.

In the opinion of management, the financial statements contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations, and cash flows of the Company for the interim periods presented.

The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern, which is dependent upon the Company’s ability to obtain sufficient financing or establish itself as a profitable business. At June 30, 2020, the Company had an accumulated deficit of $29,810,476 and for the nine months ended June 30, 2020, the Company incurred a net loss of $6,268,115. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include the sustained and aggressive marketing of hemp cannabidiol products and raising additional capital through sales of equity or debt securities as may be necessary to pursue its business plans and sustain operations until such time as the Company can achieve profitability. Management believes that aggressive marketing combined with additional financing as necessary will result in improved operations and cash flow in 2020 and beyond. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, bad debts, investments, intangible assets, and income taxes. Our estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents as of June 30, 2020 and September 30, 2019.

The Company maintains its cash balances at one financial institution that is insured by the Federal Deposit Insurance Corporation.

F-7

Accounts Receivable

Accounts receivable consists of invoiced and unpaid product sales. The Company records an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, customer credit worthiness, and current economic trends. Accounts are considered delinquent when payments have not been received within the agreed upon terms and are written off when management determines that collection is not probable.

At June 30, 2020 and September 30, 2019, we recorded $0 and $27,097, respectively, for an allowance for doubtful accounts based upon management’s review of accounts receivable.

Inventory

Inventory is composed of finished goods, in-process, and raw goods inventory, valued on a first in first out basis, and includes production cost, product freight in, and packaging costs. Slow moving and obsolete inventories are written down based on a comparison of on-hand quantities to historical and projected usages. The Company’s inventory consisted of the following at the respective balance sheet dates:

	June 30,	September 30,
	2020	2019
Raw materials and packaging components	$385,124	$249,898
Finished goods	987,154	1,351,456
Consigned goods	257,776	246,196
Apparel	100,832	-
Less obsolescence allowance	(516,875)	(578,062)
	$1,214,012	$1,269,488

The Company has authorized a consignment inventory arrangement with one of its mass retail customers. After consignment inventory has been sold by this customer, the customer notifies the Company of the sale and the Company records revenue in that accounting period. The Company authorizes the replenishment of consignment inventory based on orders placed by the customer. The Company is provided with weekly reports of consignment sales activity and balances.

Prepaid Expenses

The Company considers all items incurred for future services to be prepaid expenses. As of June 30, 2020 and September 30, 2019, the Company had $1,071,750 and $12,025, respectively of future professional services to be received through September 30, 2025. The largest portion of the prepaid expenses consist of prepaid advertising that was received in exchange for inventory totaling $1,070,800. The advertising credits received are expected to be used over the next five years. Accordingly, $856,640 of the prepaid advertising has been classified as a noncurrent asset in the accompanying consolidated balance sheets.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Maintenance and repairs are charged to operations as incurred. Depreciation and amortization are based on the straight-line method over the estimated useful lives of the related assets. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in operations in the period realized.

Depreciation is computed on the straight-line method net of salvage value with useful lives as follows:

Computer equipment and software	5 years
Business equipment and fixtures	7 years
Property and buildings	39 years

Recoverability of Long-Lived Assets

The Company reviews its long-lived assets on a periodic basis, whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

We amortize the cost of other intangible assets over their estimated useful lives, which range up to ten years, unless such lives are deemed indefinite. During the nine months ended June 30, 2019 and 2018, we recorded no impairment charges related to other intangible assets.

Customer Deposits

From time-to-time the Company receives payment from wholesale customers in advance of delivering products to the customer. All such deposits are short term in nature as the Company delivers the product, unfulfilled portions or engineering services to the customer before the end of its next annual fiscal period. These deposits are credited to the customer against product deliveries or at the completion of the customer’s order.

Revenue Recognition

We recognize revenue when our performance obligation is satisfied. Our primary performance obligation (the distribution and sales of hemp products) is satisfied upon the shipment or delivery of products to our customers, which is also when control is transferred. The transfer of control of products to our customers is typically based on written sales terms that do not allow for a right of return after 30 days from the date of purchase.

F-8

Fair Value of Financial Instruments

In accordance with the reporting requirements of ASC Topic 825, Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The Company does not have assets or liabilities measured at fair value on a recurring basis except its derivative liability.

Consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at the balance sheet dates, nor gains or losses reported in the statements of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held during the nine months ended June 30 2020 and 2019, except as disclosed.

Fair Value Measurement

The Company did not have any Level 1 or Level 2 assets and liabilities at June 30, 2020 and 2019. The derivative liabilities are Level 3 fair value measurements. The following is a summary of activity of Level 3 liabilities during the nine months ended June 30, 2020:

Balance at September 30, 2019	$3,012,597)
Additions to derivative liability for new debt	1,452,995
Reclass to equity upon conversion/cancellation	(607,744)
Change in fair value	1,495,635
Balance at June 30, 2020	$5,353,480)

From time to time, the Company enters into convertible promissory note agreements (Note 4). These notes are convertible at a fraction of the stock closing price near the conversion date. Additionally, the conversion price, as well as other terms including interest rates, adjust if any future financings have more favorable terms. The conversion features of these notes meet the definition of a derivative which therefore requires bifurcation and are accounted for as a derivative liability.

The Company estimated the fair value of the conversion feature derivatives embedded in the convertible promissory notes based on assumptions used in the Black Scholes pricing model. At June 30, 2020 and September 30, 2019, the fair value of the derivative liabilities of convertible notes was estimated using the following weighted-average inputs: the price of the Company’s common stock of $0.065 and $0.116, respectively; a risk-free interest rate ranging from 0.11% to 2.71%, and expected volatility of the Company’s common stock ranging from 54% to 160%, various estimated exercise prices, and terms under one year.

Convertible Instruments

The Company evaluates and account for conversion options embedded in convertible instruments in accordance with ASC Topic 815, Derivatives and Hedging Activities.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Beneficial Conversion Features

ASC 470-20 applies to convertible securities with beneficial conversion features that must be settled in stock and to those that give the issuer a choice in settling the obligation in either stock or cash. ASC 470-20 requires that the beneficial conversion feature should be valued at the commitment date as the difference between the conversion price and the fair market value of the common stock into which the security is convertible, multiplied by the number of shares into which the security is convertible. This amount is recorded as a debt discount and amortized over the life of the debt. ASC 470-20 further limits this amount to the proceeds allocated to the convertible instrument.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

F-9

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”). This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The Company has adopted ASC 740-10 for 2016, and evaluates its tax positions on an annual basis, and as of June 30, 2020, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and in various state tax jurisdictions and the prior three fiscal years remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

Share-Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 718 and No. 505. The Company issues restricted stock to employees for their services. Cost for these transactions are measured at the fair value of the equity instruments issued at the date of grant. These shares are considered fully vested and the fair market value is recognized as expense in the period granted. The Company also issues restricted stock to consultants for various services. Costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment only if there is sufficient disincentive to ensure performance or (ii) the date at which the counterparty’s performance is complete. The Company recognized consulting expenses and a corresponding increase to additional paid-in-capital related to stock issued for services. For agreements requiring future services, the consulting expense is to be recognized ratably over the requisite service period.

Income (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options, warrants and convertible notes. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

The Company had total potential additional dilutive securities outstanding at June 30, 2020, as follows.

Potentially Dilutive Security:	Potential Additional Shares of Common Stock:
Warrants	22,000,000
Convertible debt	89,581,626
Total	111,581,626

All convertible notes payable, by written agreement, provide for a beneficial ownership limitation cap of 4.99% shares of the total issued and outstanding common stock of the Company, at any given time.

Recently Issued Accounting Standards

During the nine months ended June 30, 2020, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

NOTE 3 – STOCKHOLDER’S DEFICIT

1,000,000,000 shares and 10,000,000 shares of the Company’s common stock and preferred stock are authorized, respectively. As of June 30, 2020, 395,658,141 shares of common stock and 7,296,000 shares of preferred stock were issued and outstanding. All common stock shares have equal voting rights, are non-assessable and have one vote per share. There are four preferred stockholders which have super voting rights in the ratio of 25 votes to 1 share held.

Issuances pursuant to debt conversions

On October 23, 2019, the Company settled the remaining $50,000 principal balance and $38,083 accrued interest on a convertible note through the issuance of 1,733,923 shares of common stock. This issuance also settled a derivative liability of $89,353.

On January 15, 2020, the Company settled a $166,667 principal balance and $23,425 accrued interest on a convertible note through the issuance of 5,587,644 shares of common stock. This issuance also settled a derivative liability of $175,093.

On February 7, 2020, the Company settled a $111,111 principal balance and $35,733 accrued interest on a convertible note through the issuance of 4,655,078 shares of common stock. This issuance also settled a derivative liability of $178,396.

F-10

Issuances pursuant to financing agreements

During the nine months ended June 30, 2020, in connection with the issuance of new promissory notes, the Company issued 2,363,846 shares of common stock as an inducement. This resulted in a debt discount of $257,717 at the issuance of these notes (Note 4). An additional 1,000,000 shares of common stock were issued to this noteholder on April 20, 2020 as a remedy for a delinquent payment.

Issuances pursuant to private placements

On January 24, 2020, we issued 4,000,000 shares of our restricted common stock under two private placement agreements for proceeds received totaling $200,000.

On March 22, 2020, we issued 333,333 shares of our restricted common stock for proceeds of $10,000.

On March 30, 2020, we issued 3,333,333 shares of our restricted common stock for proceeds of $100,000.

On May 17, 2020, we issued 500,000 shares of our restricted common stock for proceeds of $25,000.

Issuances for employee compensation

Pursuant to an employment agreement, the Company issued 519,568 shares of common stock valued at $41,667 for consulting expenses during the six months ended March 31, 2020.

As a signing bonus for employment with the Company, 47,620 shares and 10,000 shares of common stock were issued to two employees during the quarter ended March 31, 2020. These were valued at $16,557 and $814, respectively.

Issuances for services

During the quarter ended March 31, 2020, the Company issued 1,625,028 restricted common shares to a consultant for financing services provided from 2008 to 2019. These shares were valued at $72,126 and are included in professional fees on the accompany statements of operations.

On January 15, 2020, the Company issued 250,000 shares of common stock to a consultant for services to be provided through August 2020. This issuance was valued at $48,750 and resulted in prepaid consulting of $20,313 at March 31, 2020.

On March 5, 2020, the Company issued 50,000 shares of common stock valued at $3,900 for website services provided.

On March 31, 2020, the Company issued 6,375,303 shares of common stock valued at $669,892 to Rayne Forecast, Inc. for consulting services provided regarding corporate financing (see Note 7).

On May 18, 2020, the Company issued 100,000 shares of common stock valued at $7,500 for services.

On June 1, 2020, the Company issued 183,537 shares of common stock valued at $14,873 for marketing consulting services.

Issuances for acquisitions

On February 1, 2020, the Company issued 500,000 common stock shares to acquire Kush, Inc. valued at $42,500 (see Note 9).

Warrants outstanding

During the fiscal year ended September 30, 2018, the Company issued two warrants for the purchase of 750,000 and 500,000 shares of common stock, respectively, in connection with private placements. The warrants during fiscal year ending September 30, 2020 have exercise prices of $0.055 and $.075, respectively.

During the fiscal year ended September 30, 2019, the Company issued warrants for the purchase of 20,750,000 shares of common stock in connection with convertible note issuances. These warrants expire in four years and have exercise prices ranging $.055 to $.25.

The weighted average volatility for the warrants at issuance was approximately 130% and the average life of the warrants is 3.1 years at June 30, 2020. A summary of the status of the Company’s warrant grants as of June 30, 2020 and the changes during the nine months then ended are presented below:

		Weighted-Average
	Warrants	Exercise Price
Outstanding, September 30, 2019	22,000,000	$0.16
Granted	-	-
Exercised	-	-
Expired	-	-

Outstanding, June 30, 2020	22,000,000	$0.16

Warrants exercisable at June 30, 2020	20,800,000	$0.17

F-11

NOTE 4 – NOTES PAYABLE

Notes Payable issued with Securities Purchase Agreement:

On October 11, 2019, the Company entered into a Securities Purchase Agreement with a lender to borrow up to $2,000,000. During the three months ended December 31, 2019, the first and second tranches totaling $1,450,000 were issued. The third tranche of $351,000 was issued on January 16, 2020, the fourth tranche of $125,000 issued March 6, 2020 and the fifth (final) tranche for the remaining $75,000 was issued in April 2020 (see Note 10). These notes bear an interest rate of 24%, due monthly, and mature one year from issuance.

The noteholder has the right to convert the outstanding principal after 240 days from issuance into common stock of the Company. The conversion price is the lower of (i) $0.1587, or (ii) 60% (representing a 40% discount) of the lowers VWAP trading price for the common stock during the ten trading day period ending on the latest complete trading day prior to the conversion date.

On April 28, 2020, the Company entered into a note agreement and Securities Purchase Agreement with a lender to borrow $105,000. The note bears interest at 22% and matures April 28, 2021. An additional $25,000 was tacked on to this note during the quarter ended June 30, 2020.

Notes Payable to Financial Institutions

On April 27, 2020, pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Company received a two-year loan for $112,888. Interest is deferred for six months, then is at 1% until maturity in April 2022.

On June 17, 2020, the Company entered into a note agreement with the U.S. Small Business Administration for a total of $150,000. The note calls for monthly principal and interest payments totaling $731 beginning in June 2021. The loan bears interest at 3.8% and matures June 17, 2050.

Related Party Convertible note:

During 2016, Todd Davis, President and Chief Executive Officer converted accrued salary and accrued payroll taxes for a total of into a long term note payable bearing an interest rate of eight percent (8%) per annum, due on demand. The note is convertible in shares of our common stock at a rate of $0.026 per share. As of June 30, 2020 and September 30, 2019, there is an outstanding principal balance of $1,072,185 and outstanding accrued interest on this note of $306,040 and $241,709, respectively (see Note 7).

Accrued Interest:

At June 30, 2020, accrued interest on all notes and convertible notes amounted to $586,750. Interest expense for the nine months ended June 30, 2020 and 2019 totaled $1,845,280 and $974,276, respectively. The derivative liability associated with accrued interest for the convertible notes totaled $291,561 at June 30, 2020.

Convertible notes payable:

At June 30, 2020, the Company’s short-term convertible promissory notes and related debt discount and derivative liability are summarized as follows:

						Net amount	Corresponding
					Debt	of liabilities	derivative
Noteholder	Origination	Maturity	Interest	Balance	Discount	presented	balance
Noteholder A	01/30/19	01/30/21	10.0%	$437,222	$(127,723)	$309,499	$843,199
Noteholder A	02/12/19	02/11/20	8.0%	388,889	-	388,889	702,819
Noteholder A	03/15/19	03/14/20	8.0%	222,222	-	222,222	401,610
Noteholder A	04/05/19	04/04/20	8.0%	388,889	-	388,889	702,819
Noteholder A	08/05/19	08/05/20	12.0%	111,111	(64,815)	46,296	200,793
Noteholder B	12/03/18	12/04/19	9.0%	262,500	-	262,500	255,855
Noteholder B	07/11/19	01/11/20	14.0%	210,000	-	210,000	204,684
Noteholder C	10/11/19	10/11/20	24.0%	750,000	(485,754)	264,246	900,484
Noteholder C	11/01/19	11/01/20	24.0%	700,000	(628,445)	71,555	849,656
				$3,470,833	$(1,306,736)	$2,164,097	$5,061,919

F-12

NOTE 5 – PAYROLL AND TAXES PAYABLE

As of the periods shown below, payroll and taxes payable included:

	June 30,	September 30,
	2020	2019
Accrued payroll - Officer	$1,004,105	$819,163
Accrued taxes - Officer	156,025	127,525
Accrued taxes - employee	241,677	209,400
	$1,401,807	$1,156,088

In 2005, the Company entered into an employment agreement with our President with the provisions for a $156,000 per year salary. For the quarters ended June 30, 2020 and 2019, $37,500 salary was accrued.

NOTE 6 – COMMITMENTS/CONTINGENCIES

From time to time, the Company may be involved in litigation in the ordinary course of business. The Company is not currently involved in any litigation that we believe could have a material adverse effect on its financial condition or results of operations.

Contracts and Commitments

On May 7, 2018, we assumed two consulting agreements for the two principals of Go Green Global Enterprises, a Nevada Corporation, when we acquired from them. The consultants provide general business services as needed by the Company, and the term of the contract is for one year and automatically renews from year to year after that, compensation is set at a monthly fee of $5,000, and a 10% perpetual fee of 10% of the gross revenues generated by the project currently under formation. The contract also has provisions for reimbursement of all expenses incurred by them in conjunction of performing their duties.

On January 11, 2019, we entered into a joint venture agreement with a biometric company (GFE), in conjunction with our Jamaica financial interest, Go Green Global. GFE will contribute use of its software licenses, payment solutions software, and to assist with capital raises and build all building required for redevelopment. We agreed to use of our M3Hub and Gorilla Tek Technologies globally and use of our 150 acre grow facility in Jamaica. GFE agreed to fund the purchase of the property and retrofitting of existing buildings and making the operation fully functional.

On January 28, 2019, we entered into an agreement with an unrelated individual to represent our products to customers, the term of the agreement is for four (4) years from the date of the contract, January 28, 2024, and has automatic four-year renewal clauses. We agreed to pay a commission of nineteen percent (19%), composed of ten percent (10%) for commission, two percent (2%) for override, and seven percent (7%) for expenses of managing and advertising the account. Within thirty (30) days of the end of the calendar year, we agreed to pay the representative a bonus for certain sales milestones if two percent (2%) of the net receipts, payable in shares of our restricted common stock.

From time to time, we enter into consulting agreements for our products to be represented to certain customers or geographic areas. The terms of these agreements range from one (1) to five (5) years, and some include automatic one-year renewal clauses. As part of the agreement, commissions of ten percent (10%) are paid for sales with no distributor involved, and commissions of seven percent (7%) are paid for sales with a distributor. Depending on the consultant’s performance and achievement of certain milestones, the Company also may issue a stock bonus.

NOTE 7 – RELATED PARTY TRANSACTIONS

Todd Davis, CEO Employment Agreement

On October 1, 2016, Todd Davis, President and Chief Executive Officer converted accrued salary and accrued payroll taxes for a total of $1,157,500 a long-term note payable bearing an interest rate of eight percent (8%) per annum, due on demand. The note is convertible into shares of our common stock at a rate of $0.026 per share. As of June 30, 2020 and September 30, 2019, there is an outstanding principal balance of $1,072,185 and outstanding accrued interest on this note of $306,040 and $241,709, respectively.

Rayne Forecast Inc. Consulting Agreement

Rayne Forecast Inc. (RFI), an entity owned by the CEO, has a consulting agreement to earn performance fees ranging $50,000 to $500,000 on funding brought into the Company. The fees may be paid in stock or cash depending on cash flows of the Company. As of June 30, 2020, the Company issued 6,375,303 shares of common stock under this agreement for commissions from October 2018 through March 2020 (see Note 3). This resulted in a payable of $303,742 to RFI at March 31, 2020, reduced by $138,601 repayments, for a total of $165,141 at June 30, 2020.

From time to time, RFI directly pays for travel expenses and miscellaneous operating expenses. These expenses are reimbursed by the Company on a regular basis. These expenses totaled $48,296 and $143,155 for the nine months ended March 31, 2020 and 2019, respectively. Any overage of reimbursements is applied to the payable earned under the consulting agreement (discussed above) to reduce that balance.

Black Mountain Botanicals

From April 2019 through December 2019, Black Mountain Botanicals (BMB) is a contractor of the Company for sales and procurement, owned by the spouse of our President. During the nine months ended June 30, 2020, BMB collected and processed our credit card charges from sales and advanced funds totaling $60,391 and remitted $59,626 in the same time period. The transaction fee for the service is three percent (3%).

F-13

NOTE 8 – MAJOR CUSTOMERS and ACCOUNTS RECEIVABLE

The Company has two customers whose revenue individually represents more than 10% of the Company’s total receivables. The Company expects to maintain these relationships and has assessed the credit worthiness of these customers and does not currently believe an allowance for accounts receivable impairment is required.

During March 2020, the Company had a large wholesale order from a customer, resulting in the realization of revenues totaling $1,070,800.

NOTE 9 – BUSINESS ACQUISITIONS

Kush Inc.

The Company completed an acquisition of all outstanding capital stock of Kush Inc. (aka Kushwear) with an effective date of February 1, 2020, in a transaction accounted for under the acquisition method of accounting, whereby the assets acquired and the liabilities, if any assumed are to be valued at fair value, and compared to the fair value of the consideration given to identify if there are any identifiable intangible assets to be recognized as a result of the transaction.

The recorded cost of this acquisition was based upon the fair market value of the assets and liabilities acquired. As consideration for all outstanding shares of Kushwear capital stock, the Company issued 500,000 shares of the Company’s common stock valued at $42,500 based on the closing price of the Company’s common stock on the date of acquisition. Kushwear has minimal assets and liabilities, and no sales or customer base as of the acquisition date. Accordingly, an acquisition impairment was immediately recognized. The Company purchased Kushwear for rebranding purposes to reach a younger demographic with its CBD products.

As a result of the acquisition, Kushwear is now a wholly owned subsidiary of the Company and is included in the accompanying consolidated financial statements only from the effective date through June 30, 2020.

CBD Life Brands, Inc.

The Company completed an acquisition of all outstanding capital stock of CBD Life Brands, Inc. with an effective date of March 1, 2020, in a transaction accounted for under the acquisition method of accounting, whereby the assets acquired and the liabilities, if any assumed are to be valued at fair value, and compared to the fair value of the consideration given to identify if there are any identifiable intangible assets to be recognized as a result of the transaction.

The recorded cost of this acquisition was based upon the fair market value of the assets and liabilities acquired. As consideration for all outstanding shares of CBD Life Brands, Inc. capital stock, the Company paid $100,000. The Company purchased CBD Life Brands, Inc. for its digital and social assets, copyrights, trademarks, and formulas/recipes for its CBD infused beverages valued at approximately $10,000. Accordingly, an acquisition impairment of $90,000 was immediately recognized.

As a result of the acquisition, CBD Life Brands, Inc. is now a wholly owned subsidiary of the Company and is included in the accompanying consolidated financial statements only from the effective date through June 30, 2020.

Retail Pro Associates

On April 25, 2020, the Company issued 4,000,000 shares of common stock valued at $324,800 for the acquisition of Retail Pro Associates. There were no significant assets or liabilities acquired; accordingly, an acquisition impairment was immediately recognized. As a result of the acquisition, Retail Pro Associates is now a wholly owned subsidiary of the Company and is included in the accompanying consolidated financial statements only from the effective date through June 30, 2020.

Note 10 – Subsequent Events

Management of the Company has considered any subsequent events through August 15, 2020, the date the financial statements were issued. No events or transactions requiring disclosure were noted.

F-14

FINANCIAL STATEMENTS

Endexx Corporation

Audited Financial Statements for the Years Months Ended September 30, 2019 and 2018

F-15

Your Vision Our Focus

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Endexx Corporation.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Endexx Corporation, Inc. (the “Company”) at September 30, 2019 and 2018 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2019 and 2018, and the results of its consolidated operations and its consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company suffered recurring losses from operations and is dependent on its ability to develop additional sources of capital both ofwhich raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

Turner,Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone: 972-239-1660 I Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com

F-16

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Dallas, Texas October 23, 2020

We have served as the Company’s auditor since 2016.

F-17

Endexx Corporation

Consolidated Balance Sheets

	September 30,	September 30,
	2019	2018
Assets
Current assets
Cash	$36,363	$155,284
Accounts receivable, net of allowance of $27,097 and $-0-, respectively	20,043	-
Inventory, net of allowance of $578,062 and $-0-, respectively (Note 3)	1,269,488	68,823
Prepaid expenses	12,025	35,200
Total current assets	1,337,919	259,307
Investment in marketable securities	9,920	30,000
Property and equipment, net of accumulated depreciation of $39,536 and $22,116 as of September 30, 2019 and 2018, respectively	485,513	49,596
Intangible - Website domains	6,250	6,250
Total assets	$1,839,602	$345,153
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$333,030	$159,088
Customer deposit	64,735	-
Accrued expenses	17,612	35,170
Accrued expenses, Rayne Forecast Inc. (Note 9)	150,000	-
Accrued Interest, notes payable	156,421	-
Accrued Interest, notes payable - related parties	241,710	153,450
Payroll and taxes payable (Notes 6), primarily related party	1,156,086	801,703
Notes payable	255,353	54,000
Convertible notes payable, net of discounts of $776,268 and $232,116, respectively	1,112,651	156,773
Notes payable derivative liability	3,012,597	475,619
Convertible note payable - related party	1,072,185	1,072,185
Total current liabilities	7,572,380	2,907,988

Long term convertible note payable, net of discount of $291,681	145,541	-
Total liabilities	7,717,921	2,907,988

Commitments and contingencies (Note 8) Stockholders’ deficit (Note 7)

Preferred Stock $0.0001 Par Value, 10,000,000 shares authorized, 7,296,000 shares issued and outstanding, September 30, 2019 and 2018, respectively	730	730
Common Stock, $0.0001 Par Value, 1,000,000,000 shares authorized, 358,489,928 and 313,342,558 shares issued and outstanding, September 30, 2019 and 2018, respectively	35,849	31,334
Additional paid-in capital	17,627,463	12,671,069
Accumulated deficit	(23,542,361)	(15,265,968)

Total stockholders’ deficit	(5,878,319)	(2,562,835)
Total liabilities and stockholders’ deficit	$1,839,602	$345,153

The accompanying notes are an integral part of these consolidated financial statements.

F-18

Endexx Corporation

Consolidated Statements of Operations

	For the years ended
	September 30,
	2019	2018
Revenues	$1,110,207	$744,971
Cost of revenues	1,029,469	481,539
Inventory impairment	578,062	-
Gross profit	(497,324)	263,432
Depreciation	17,420	10,643
Advertising and promotion	255,897	96,591
Payroll expenses	757,809	371,380
Professional fees	1,658,508	525,324
Professional fees, related party	341,928	-
Research and development	18,700	43,638
General and administration expenses	740,145	243,218
Impairment expense	-	500,000
Total operating expenses	3,790,407	1,790,794
Loss from operations	(4,287,731)	(1,527,362)
Other (income) and expense:
Unrealized loss on investments	20,080	-
Gain on derivative liability	(1,016,430)	(189,542)
Financing costs	3,503,973	-
Interest expense	1,481,039	1,164,497
Total other (income) expense	3,988,662	974,955
Net loss	$(8,276,393)	$(2,502,317)
Net loss per share:
Basic and diluted	$(0.02)	$(0.01)
Weighted average shares outstanding:
Basic and diluted	343,489,983	289,098,000

The accompanying notes are an integral part of these consolidated financial statements.

F-19

Endexx Corporation Financial Statements & Notes

September 30, 2019

ENDEXX CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total
Balances, September 30, 2017	7,296,000	$730	270,995,975	$27,100	$11,029,358	$(12,763,651)	$(1,706,463.00)
Shares issued for private
placements	-	-	14,890,450	1,488	428,513	-	430,001
Shares issued for acquisitions	-	-	11,000,000	1,100	498,900	-	500,000
Shares issued for
services/products/ conversions	-	-	7,799,444	780	363,388	-	364,168
Shares issued for employee compensation	-	-	1,118,069	112	49,082	-	49,194
Shares issued for debt settlement	-	-	7,538,620	754	301,828	-	302,582
Net (loss) for the period	-	-	-	-	-	(2,502,317)	(2,502,317)
Balances, September 30, 2018	7,296,000	730	313,342,558	31,334	12,671,069	(15,265,968)	(2,562,835)
Shares issued for private
placements	-	-	20,959,687	2,096	1,216,404	-	1,218,500
Shares issued for services	-	-	7,840,119	784	1,345,549	-	1,346,333
Shares issued for employee
compensation	-	-	1,271,350	127	223,189	-	223,316
Shares issued for debt settlement	-	-	15,076,214	1,508	198,258	-	199,766
Settlement of derivative liability	-	-	-	-	1,004,730	-	1,004,730
Warrants issued with notes
payable	-	-	-	-	968,264	-	968,264
Net loss for the year	-	-	-	-	-	(8,276,393)	(8,276,393)
Balances, September 30, 2019	7,296,000	$730	358,489,928	$35,849	$17,627,463	$(23,542,361)	$(5,878,319)

F-20

ENDEXX CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended September 30,

	2019	2018
OPERATING ACTIVITIES
Net (loss)	$(8,276,393)	$(2,502,317)
Adjustments to reconcile net (loss) to net cash used by operating activities:
Stock-based compensation	1,569,649	413,363
Depreciation and amortization	17,420	10,643
Impairment expense	578,062	500,000
Amortization of debt discount	1,213,067	694,931
Change in fair value of derivative liability	(1,016,430)	(189,542)
Unrealized loss on investments	20,080	-
Financing costs	3,520,825	367,366
Bad debt expense	45,445	5,844
Changes in operating assets and liabilities: Accounts receivable	(65,488)	-
Accounts receivable - related party	-	(685,661)
Inventory	(1,778,727)	(6,514)
Prepaid expenses	23,175	(14,500)
Accounts payable	173,942	43,401
Customer deposit	64,735	-
Accrued expenses	7,126	32,066
Accrued expenses, Rayne Forecast Inc.	150,000	-
Accrued interest - notes payable	155,285	-
Accrued interest - related party	88,260	77,516
Payroll liabilities	354,383	219,762
NET CASH (USED BY) OPERATING ACTIVITIES	(3,155,584)	(1,033,642)

INVESTING ACTIVITIES
Purchase of property and equipment	(73,337)	(2,499)
Purchase of marketable securities	-	(30,000)
NET CASH (USED BY) INVESTING ACTIVITIES	(73,337)	(32,499)

FINANCING ACTIVITIES
Proceeds from sale of common stock	1,218,500	430,000
Proceeds from notes payable - related party	-	460,780
Proceeds from notes payable	196,500	-
Proceeds from convertible notes payable	1,695,000	330,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,110,000	1,220,780

NET INCREASE (DECREASE) IN CASH	(118,921)	154,640

CASH, BEGINNING OF YEAR	155,284	644

CASH, END OF YEAR	$36,363	$155,284

CASH PAID FOR INCOME TAXES	$-	$-

CASH PAID FOR INTEREST	$-	$-
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Mortgage note funded directly through convertible note payable	$380,000	$-
Offsetting of related party accounts payable and accounts receivable	$-	$9,670
Offsetting of related party notes payable and accounts receivable	$-	$466,851
Offsetting of related party convertible notes payable and accounts receivable	$-	$209,140
Discount from derivative liability	$2,021,930	$330,000
Convertible notes and interest converted to common stock	$362,437	$302,583
Common stock issued for acquisition	$-	$500,000

The accompanying notes are an integral part of these financial statements.

F-21

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

We were incorporated under the laws of State of Nevada on September 5, 1997, as Micron Solutions. From 2002-2005, the Company operated as Panamed Corporation, a biotech service and licensing company. Panamed Corporation merged with Visual Board Books Inc. (VBB) in February 2005 and changed the consolidated company name to Endexx Corporation (the Company). Our primary business is the manufacturing and sale of hemp products for personal use and pets.

The Company has the following wholly owned subsidiaries:

●	CBD Unlimited, Inc.
●	Dispense Labs LLC
●	Global Solaris Group, LLC
●	Greenleaf Consulting LLC
●	Cann Can LLC
●	Together One Step Closer, LLC
●	PhytoLabs LLC
●	Go Green Global Enterprises, Inc.
●	CBD Health Solutions
●	CBD Life Brands, Inc.

Basis of Presentation and Going Concern

The Company prepares its consolidated financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates. The operating results of the above listed wholly owned subsidiaries were consolidated with the consolidated financial statements of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

Our consolidated financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have sustained operating losses since inception, which raises substantial doubt about the Company’s ability to continue as a going concern.

As of September 30, 2019, we have a working capital deficit of $6,234,461, and an accumulated deficit of $23,542,361. During the year ended September 30, 2019 we had a net loss of $8,276,393 and cash used in operating activities of $3,155,584. The Company’s ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations and positive cash flows. Management’s plan is to aggressively pursue its present business plan. Since inception we have funded our operations through the issuance of common stock and related party loans and advances and will seek additional debt or equity financing as required. There can be no assurance, however; that the Company will be successful in achieving its business plan and/ or obtaining financing or terms acceptable to the Company. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, bad debts, investments, intangible assets, and income taxes. Our estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents as of September 30, 2019 and 2018.

The Company maintains its cash balances at one financial institution that is insured by the Federal Deposit Insurance Corporation.

F-22

Accounts Receivable

Accounts receivable consists of invoiced and unpaid product sales. The Company records an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, customer credit worthiness, and current economic trends. Accounts are considered delinquent when payments have not been received within the agreed upon terms and are written off when management determines that collection is not probable.

At September 30, 2019 and 2018, we recorded $27,097 and $0, respectively, for an allowance for doubtful accounts based upon management’s review of accounts receivable.

Inventory

Inventory is composed of finished goods, in-process, and raw goods inventory, valued on a first in first out basis, and includes production cost, product freight in, and packaging costs. Slow moving and obsolete inventories are written down based on a comparison of on-hand quantities to historical and projected usages.

The Company has authorized a consignment inventory arrangement with one of its mass retail customers. After consignment inventory has been sold by this customer, the customer notifies the Company of the sale and the Company records revenue in that accounting period. The Company authorizes the replenishment of consignment inventory based on orders placed by the customer. The Company is provided with weekly reports of consignment sales activity and balances.

Prepaid Expenses

The Company considers all items incurred for future services to be prepaid expenses. As of September 30, 2019 and 2018, the Company had $12,025 and $35,200, respectively of future professional services to be received.

Investment in Marketable Securities

During fiscal year ended September 30, 2018, the Company invested in marketable securities consisting of publicly traded stocks. These investments are recorded at fair value based on quoted prices at the end of the Company’s reporting period. Any realized or unrealized gains or losses are recognized in the accompanying statements of operations.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Maintenance and repairs are charged to operations as incurred. Depreciation and amortization are based on the straight-line method over the estimated useful lives of the related assets. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in operations in the period realized.

Depreciation is computed on the straight-line method net of salvage value with useful lives as follows:

Computer equipment and software	5 years
Business equipment and fixtures	7 years
Property and buildings	39 years

Recoverability of Long-Lived Assets

The Company reviews its long-lived assets on a periodic basis, whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

We amortize the cost of other intangible assets over their estimated useful lives, which range up to ten years, unless such lives are deemed indefinite. During the years September 30, 2019 and 2018, we recorded no impairment charges related to other intangible assets.

Customer Deposits

The customer deposit at September 30, 2019 represents money the Company received in advance of delivering products to the customer. All such deposits are short term in nature as the Company delivers the product, unfulfilled portions or engineering services to the customer before the end of its next annual fiscal period. These deposits are credited to the customer against product deliveries or at the completion of the customer’s order.

F-23

Revenue Recognition

On October 1, 2018, the Company adopted ASU 2014-09, “Revenue from Contracts with Customers” (ASC 606) and adoption of the new standard had no impact on the Company’s statements of operations or balance sheets. Revenue is recognized from the sale of hemp products when our performance obligation is satisfied. Our primary performance obligation (the distribution and sales of hemp products) is satisfied upon the shipment or delivery of products to our customers, which is also when control is transferred. The transfer of control of products to our customers is typically based on written sales terms that do not allow for a right of return after 72 hours from the date of purchase. Revenue is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

The following table presents the Company’s revenues disaggregated by type:

For the Year Ended September 30,

	2019	2018
Wholesale	$1,003,708	$655,354
Retail	106,499	89,617
Total	$1,110,207	$744,971

Fair Value of Financial Instruments

In accordance with the reporting requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 825, Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The Company does not have assets or liabilities measured at fair value on a recurring basis except its derivative liability.

Consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at the balance sheet dates, nor gains or losses reported in the statements of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held during the years ended September 30, 2019 and 2018, except as disclosed.

Fair Value Measurement

ASC Topic 820, Fair Value Measurements, provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value.

The following tables present the Company’s assets and liabilities that were measured and recognized at fair value as of September 30, 2019 and 2018:

	September 30, 2019
	Level 1	Level 2	Level 3	Total
Marketable securities Derivative	$9,920	$-	$-	$9,920
liability	-	-	3,012,597	3,012,597
	$9,920	$-	$3,012,597	$3,022,517

F-24

	September 30, 2018
	Level 1	Level 2	Level 3	Total
Marketable securities Derivative	$30,000	$-	$-	$30,000
liability	-	-	475,619	475,619
	$30,000	$-	$475,619	$475,619

Marketable securities Derivative liability

A reconciliation of the changes in the Company’s Level 3 derivative liability at fair value is as follows:

Balance at September 30, 2017	$124,613
Conversions of debt to equity	(136,552)
Decrease in fair value of the liability	(189,542)
Additions to the liability	677,100
Balance at September 30, 2018	$475,619
Conversions of debt to equity	(1,004,730)
Decrease in fair value of the liability	(1,016,430)
Additions to the liability	4,558,138
Balance at September 30, 2019	$ 3,012,597

From time to time, the Company enters into convertible promissory note agreements (Note 5). These notes are convertible at a fraction of the stock closing price near the conversion date. Additionally, the conversion price, as well as other terms including interest rates, adjust if any future financings have more favorable terms. The conversion features of these notes meet the definition of a derivative which therefore requires bifurcation and are accounted for as a derivative liability.

The Company estimated the fair value of the conversion feature derivatives embedded in the convertible promissory notes based on assumptions used in the Black Scholes pricing model. At September 30, 2019 and 2018, the fair value of the derivative liabilities of convertible notes was estimated using the following weighted-average inputs: the price of the Company’s common stock ranging from

$0.04 and $0.40; a risk-free interest rate ranging from 1.97% to 2.72%, and expected volatility of the Company’s common stock ranging from 28.5% to 177.56%, various estimated exercise prices, and terms under one year.

Convertible Instruments

The Company evaluates and account for conversion options embedded in convertible instruments in accordance with ASC Topic 815, Derivatives and Hedging Activities.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Beneficial Conversion Features

ASC 470-20 applies to convertible securities with beneficial conversion features that must be settled in stock and to those that give the issuer a choice in settling the obligation in either stock or cash. ASC 470-20 requires that the beneficial conversion feature should be valued at the commitment date as the difference between the conversion price and the fair market value of the common stock into which the security is convertible, multiplied by the number of shares into which the security is convertible. This amount is recorded as a debt discount and amortized over the life of the debt. ASC 470-20 further limits this amount to the proceeds allocated to the convertible instrument.

Research and development costs

Research and development costs are charged to expense as incurred and are included in operating expenses. Total research and development costs were $18,700 and $43,638 for the years ended September 30, 2019 and 2018, respectively.

Advertising Costs

The costs of advertising are expensed as incurred. Advertising expenses are included in the Company’s operating expenses. Advertising expense was $255,897 and $96,591 for the years ended September 30, 2019 and 2018, respectively.

F-25

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”). This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The Company has adopted ASC 740-10 for 2016, and evaluates its tax positions on an annual basis, and as of September 30, 2019, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and in various state tax jurisdictions and the prior three fiscal years remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

Share Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 718 and No. 505. The Company issues restricted stock to employees for their services. Cost for these transactions are measured at the fair value of the equity instruments issued at the date of grant. These shares are considered fully vested and the fair market value is recognized as expense in the period granted. The Company also issues restricted stock to consultants for various services. Costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment only if there is sufficient disincentive to ensure performance or

(ii) the date at which the counterparty’s performance is complete. The Company recognized consulting expenses and a corresponding increase to additional paid-in-capital related to stock issued for services. For agreements requiring future services, the consulting expense is to be recognized ratably over the requisite service period.

(Loss) Income Per Share of Common Stock

Basic net loss/income per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options, warrants and convertible notes. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

The Company had total potential additional dilutive securities outstanding at September 30, 2019 and 2018, as follows.

	2019	2018
Warrants	22,000,000	1,250,000
Convertible debt	80,229,741	59,325,745
Total	102,229,741	60,575,745

All convertible notes payable, by written agreement, provide for a beneficial ownership limitation cap of 4.99% shares of the total issued and outstanding common stock of the Company, at any given time.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations.

Recently Issued Accounting Standards

In May 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers: Topic 606, or ASU 2014-09. ASU 2014-09 establishes the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. In applying the new revenue recognition model to contracts with customers, an entity: (1) identifies the contract(s) with a customer; (2) identifies the performance obligations in the contract(s); (3) determines the transaction price; (4) allocates the transaction price to the performance obligations in the contract(s); and (5) recognizes revenue when (or as) the entity satisfies a performance obligation. The accounting standards update applies to all contracts with customers except those that are within the scope of other topics in the FASB Accounting Standards Codification. The accounting standards update also requires significantly expanded quantitative and qualitative disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted Topic 606 as of October 1, 2018, using the modified retrospective transition method. Under the modified retrospective method, the Company would recognize the cumulative effect of initially applying the standard as an adjustment to opening retained earnings at the date of initial application; however, the Company did not have any material adjustment as of the date of the adoption and adoption had no impact on the Company’s consolidated balance sheet, results of operations, equity or cash flows as of the adoption date. The comparative periods have not been restated.

F-26

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) The standard requires all leases that have a term of over 12 months to be recognized on the balance sheet with the liability for lease payments and the corresponding right-of-use asset initially measured at the present value of amounts expected to be paid over the term. Recognition of the costs of these leases on the income statement will be dependent upon their classification as either an operating or a financing lease. Costs of an operating lease will continue to be recognized as a single operating expense on a straight-line basis over the lease term. Costs for a financing lease will be disaggregated and recognized as both an operating expense (for the amortization of the right-of-use asset) and interest expense (for interest on the lease liability). The Company plans to adopt ASU 2016-02 on October 1, 2019; the adoption is not expected to have a material impact on the Company’s financial position or results of operations.

During the year ended September 30, 2019, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

NOTE 3 – INVENTORY

The Company’s inventory consisted of the following at the respective balance sheet dates:

	September 30,	September 30,
	2019	2018
Raw materials and packaging components	$249,898	$44,699
Finished goods	1,351,456	24,124
Consigned goods	246,196	-
Less obsolescence allowance	(578,062)	-
	$1,269,488	$68,823

NOTE 4 – PROPERTY, PLANT, & EQUIPMENT

The Company’s property, plant, and equipment consisted of the following at the respective balance sheet dates:

	September 30,	September 30,
	2019	2018
Land	$114,200	$-
Building	305,800	-
Machinery and equipment	66,264	56,000
Computer/office equipment	38,785	15,712
	525,049	71,712
Less accumulated depreciation	(39,536)	(22,116)
Property, plant, and equipment, net	$485,513	$49,596

Depreciation and amortization expense was $17,420 and $10,643 for the years ended September 30, 2019 and 2018, respectively.

NOTE 5 – NOTES PAYABLE

Notes payable issuances and conversions:

During June 2017, the Company entered into a short-term note payable that matured in August 2017. The principal balance of $55,353 bears interest at the default rate of 18%; no other default penalties have been incurred.

On January 17, 2018, the Company agreed to a refinancing of certain debt, interest, and penalty amounts with Noteholder A totaling

$51,266. This amount was converted into shares of the Company’s common stock during the year ended December 31, 2018.

On January 31, 2018 and April 6, 2018, Noteholder A purchased notes from two other lenders totaling approximately $100,000. This resulted in a gain on debt settlement totaling $65,052 during the year ended September 30, 2018. From February 2018 through April 2018, Noteholder A converted the principal into shares of the Company’s common stock.

F-27

On April 23, 2018, the Company entered into a $111,111 convertible promissory note with Noteholder A bearing a twelve percent (12%) interest rate per annum. The note has a maturity date of October 23, 2018 and has a conversion price equal to fifty percent (50.00%) of the lowest trading price of the preceding twenty (20) days from the date of conversion. During the year ended September 30, 2019, the note was converted into shares of the Company’s common stock. No default penalties were charged by the lender.

On August 1, 2018, the Company entered into a $277,778 convertible promissory note with Noteholder A bearing a twelve percent (12%) interest rate per annum. The note has a maturity date of August 1, 2019 and has a conversion price equal to fifty percent (50.00%) of the lowest trading price of the preceding ten (10) days from the date of conversion. As of September 30, 2019, principal totaling $227,778 and interest totaling $23,548 had been converted into shares of the Company’s common stock. No default penalties were charged by the lender.

On May 17, 2019, the Company entered into a $200,000 promissory note with Noteholder A bearing a fifteen percent (15%) interest rate per annum. The note is in default as it had a maturity date of September 14, 2019. The note was repaid during November 2019, with no penalties incurred.

Convertible notes payable:

The terms and balances of the convertible notes issued during fiscal year ending September 30, 2019 are summarized below. Each of these notes may be converted at the option of the holder at a 50%-40% discount to common stock price. These notes include certain provisions including that the Company shall maintain in reserve the amount of the shares issuable for the amount of the principal and interest accrued and payable.

The August 1, 2018 convertible note held by Noteholder A was in default at September 30, 2019. The remaining $50,000 was settled through conversion to common stock during the first quarter of fiscal 2020; no penalties were incurred.

At September 30, 2019, the Company’s convertible promissory notes and related debt discount and derivative liability are summarized as follows:

Noteholder	Origination	Maturity	Interest	Balance	Debt Discount	Net amount of liabilities presented	Corresponding derivative balance
Noteholder A	08/01/18	08/01/19	12.0%	$50,000	$-	$50,000	$61,285
Noteholder A	12/05/18	12/04/19	12.0%	166,667	(30,137)	136,530	206,048
Noteholder A	01/07/19	01/07/20	12.0%	111,111	(30,137)	80,974	138,146
Noteholder A	01/30/19	01/30/21	10.0%	437,222	(291,681)	145,541	682,336
Noteholder A	02/12/19	02/11/20	8.0%	388,889	(143,836)	245,053	505,078
Noteholder A	03/15/19	03/14/20	8.0%	222,222	(101,065)	121,157	300,457
Noteholder A	04/05/19	04/04/20	8.0%	388,889	(199,239)	189,650	550,493
Noteholder A	08/05/19	08/05/20	12.0%	111,111	(94,064)	17,047	168,659
Noteholder B	12/03/18	12/04/19	9.0%	250,000	(34,770)	215,260	91,773
Noteholder B	07/11/19	01/11/20	14.0%	200,000	(143,020)	56,980	168,028
				$2,326,111	$(1,067,949)	$1,258,192	$2,872,303

The Company’s future maturities of notes payable are as follows:

For the fiscal year ended
September 30,	Amount
2020	$2,144,272
2021	437,222
$2,581,494

Related Party Convertible note:

During 2016, Todd Davis, President and Chief Executive Officer converted accrued salary and accrued payroll taxes for a total of $1,281,325 into a long term note payable bearing an interest rate of eight percent (8%) per annum, due on demand. The note is convertible in shares of our common stock at a rate of $0.026 per share. As of September 30, 2019 and 2018, there is an outstanding principal balance of $1,072,185 and outstanding accrued interest on this note of $241,709 and $155,934, respectively (see Note 9).

Accrued Interest:

At September 30, 2019 and 2018, accrued interest on all notes and convertible notes amounted to $398,131 and $153,450, respectively. Interest expense for the years ended September 30, 2019 and 2018 totaled $1,481,039 and $1,164,497, respectively. The derivative liability associated with accrued interest for the convertible notes totaled $140,294 at September 30, 2019.

F-28

NOTE 6 – PAYROLL AND PAYROLL TAXES PAYABLE

As of the periods shown below, payroll and taxes payable included:

	September 30,	September 30,
	2019	2018
Accrued payroll - Officer	$762,000	$612,000
Accrued payroll - employee	38,441	-
Accrued taxes - Officer	72,759	64,222
Accrued taxes - employee	282,886	125,481
	$1,156,086	$801,703

In 2005, the Company entered into an employment agreement with our President with the provisions for a $156,000 per year salary. For the years ended September 30, 2019 and 2018, his full salary was accrued.

NOTE 7 – STOCKHOLDERS’ DEFICIT

1,000,000,000 shares and 10,000,000 shares of the Company’s common stock and preferred stock are authorized, respectively. As of September 30, 2019, 358,489,928 shares of common stock and 7,296,000 shares of preferred stock were issued and outstanding. All common stock shares have equal voting rights, are non-assessable and have one vote per share. There are four preferred stockholders which have super voting rights in the ratio of 25 votes to 1 share held.

Issuances pursuant to private placements

During the years ended September 30, 2019 and 2018, we issued shares of our restricted common stock under private placement agreements for proceeds received as follows:

Date	Shares	Proceeds
12/15/17	1,600,000	$43,242
12/18/17	389,610	15,000
01/17/18	934,454	25,256
01/17/18	934,454	25,256
01/17/18	21,008	568
01/17/18	210,084	5,678
04/18/18	1,114,408	36,000
05/01/18	569,395	16,000
05/16/18	166,667	5,000
05/16/18	166,667	5,000
05/16/18	166,667	5,000
05/16/18	1,083,334	32,500
05/16/18	1,083,334	32,500
05/16/18	666,667	20,000
06/01/18	613,718	17,000
06/25/18	500,000	16,000
08/07/18	1,336,649	30,000
08/27/18	3,333,334	100,000
Fiscal year 2018	14,890,450	$430,000

Date	Shares	Proceeds
12/03/18	1,666,666	$50,000
12/03/18	1,666,666	50,000
01/02/19	3,571,429	125,000
01/02/19	3,571,429	125,000
01/02/19	3,571,429	125,000
01/02/19	3,571,429	125,000
02/26/19	1,075,269	100,000
04/15/19	370,370	100,000
04/25/19	395,000	118,500
06/10/19	500,000	100,000
06/10/19	500,000	100,000
06/10/19	500,000	100,000
Fiscal year 2019	20,959,687	$1,218,500

F-29

Issuances for employee compensation

On August 27, 2018, we issued 558,784 shares of our restricted common stock to an employee for signing bonus for a value of $25,145.

On September 30, 2018, we issued 559,285 shares of our restricted common stock to an employee for signing bonus for a value of $24,049.

During the years ended September 30, 2019 and 2018, the Company issued 1,271,350 and 750,000 shares, respectively, of common stock to an employee pursuant to his employment agreement. These shares were valued at $223,316 and $34,125, respectively, and are included in professional fees on the accompanying statement of operations.

Issuances for acquisitions

On November 8, 2017, the Company acquired Together One Step Closer (dba Holistic Earth Remedies) with the issuance of 1,000,000 shares of common stock valued at $50,000. Together One Step Closer sells hemp-based products at local markets and fairs.

On May 1, 2018, the Company acquired Go Green with the issuance of 10,000,000 shares of common stock valued at $450,000. Go Green is focused on establishing an international distribution hub in Jamaica for its hemp-based products.

These transactions were accounted for under the acquisition method of accounting, whereby the assets acquired and the liabilities, if any assumed are to be valued at fair value, and compared to the fair value of the consideration given to identify if there are any identifiable intangible assets to be recognized as a result of the transaction. Both of these acquired entities had minimal assets and liabilities; accordingly, an acquisition impairment was recognized in the accompanying statement of operations totaling $500,000 for the year ended September 30, 2018.

Issuances for services

On December 15, 2017, the Company entered into a four-year sales service agreement with a consultant. During the years ended September 30, 2019 and 2018, 32,154 and 350,000 shares, respectively, of common stock valued at $10,000 and $15,785, respectively, were issued as consideration.

On December 22, 2017, the Company issued 1,500,000 shares of common stock as payment to a consultant for sales and marketing services, valued at $72,750.

On January 2, 2018, the Company entered into a three-year sales service agreement with a consultant. During the years ended September 30, 2019 and 2018, 333,333 and 460,000 shares, respectively, of common stock valued at $10,000 and $27,600, respectively, were issued as consideration.

On January 9, 2018, the Company issued 454,545 shares of common stock as payment to a consultant for sales and marketing services, valued at $26,364.

On July 1, 2018, the Company issued 200,000 shares of common stock as payment to a consultant for sales and marketing services, valued at $9,600.

On July 15, 2018, the Company entered into a three-year sales service agreement with a consultant. During the year ended September 30, 2019, 100,000 shares of common stock valued at $4,400 were issued as consideration.

On September 18, 2018, the Company issued 3,484,899 shares of common stock valued at $151,245 to Rayne Forecast, Inc. for consulting services provided regarding corporate financing (see Note 7).

On January 11, 2019, the Company issued 3,188,750 shares of common stock valued at $126,050 in connection with a registration rights agreement.

On June 23, 2019, the Company entered into a six-month agreement with a consultant to provide management consulting services. In connection with the services provided, 980,000 shares of common stock were issued to the consultant valued at $363,100.

During the years ended September 30, 2019 and 2018, the Company issued 705,882 and 600,000 shares, respectively, of common stock valued at $36,000 and $27,300, respectively, to a consultant for sales commission and business development services.

During the year ended September 30, 2019, the Company entered into an advisory agreement for strategic business planning matters. The initial term of the agreement was 60 days, then extended another 180 days from June 13, 2019. In exchange for the services provided, the Company issued 2,500,000 shares of common stock valued at $706,000.

F-30

Issuances pursuant to debt settlements

During the year ended September 30, 2018, the Company settled $151,266 principal balance and $14,764 accrued interest on several convertibles notes with Noteholder A (Note 5) through the issuance of 7,538,620 shares of common stock. These issuances also settled the associated derivative liabilities totaling $136,552.

On January 17, 2019, the Company settled $338,889 principal balance and $23,548 accrued interest on two convertible notes with Noteholder A (Note 5) through the issuance of 15,076,214 shares of common stock. This issuance also settled the associated derivative liabilities totaling $1,004,730.

Warrants outstanding

During the fiscal year ended September 30, 2018, the Company issued two warrants for the purchase of 750,000 and 500,000 shares of common stock, respectively, in connection with private placements. The warrants during fiscal year ending September 30, 2018 have a two year life and have exercise prices of $0.055 and $.075, respectively.

During the fiscal year ended September 30, 2019, the Company issued warrants for the purchase of 20,750,000 shares of common stock in connection with convertible note issuances. These warrants expire in four years and have exercise prices ranging from $.055 to $.355.

The weighted average volatility for the warrants at issuance was approximately 133%. A summary of the status of the Company’s warrant grants as of September 30, 2019 and the changes during the two years then ended is presented below:

	Weighted-Average Remaining
		Weighted-Average
	Warrants	Exercise Price	Contractual Life
Outstanding, September 30, 2017	-	-
Granted	1,250,000-	$0.06-	2 years
Exercised	-	-
Expired	-	-
Outstanding, September 30, 2018	1,250,000	$0.06	2 years
Granted	20,750,000	0.17	4 years
Exercised	-	-
Expired	-	-
Outstanding, September 30, 2019	22,000,000	$0.16	3.8 years
Warrants exercisable at September 30, 2019	20,800,000	$0.16	3.8 years

NOTE 8 – COMMITMENTS/CONTINGENCIES

From time to time, the Company may be involved in litigation in the ordinary course of business. The Company is not currently involved in any litigation that we believe could have a material adverse effect on its financial condition or results of operations.

Contracts and Commitments

On May 7, 2018, we assumed two consulting agreements for the two principals of Go Green Global Enterprises, a Nevada Corporation, when we acquired them. The consultants provide general business services as needed by the Company, and the term of the contract is for one year and automatically renews from year to year after that, compensation is set at a monthly fee of $5,000, and a 10% perpetual fee of 10% of the gross revenues generated by the project currently under formation. The contract also has provisions for reimbursement of all expenses incurred by them in conjunction of performing their duties.

On January 11, 2019, we entered into a joint venture agreement with a biometric company (GFE), in conjunction with our Jamaica financial interest, Go Green Global. GFE will contribute use of its software licenses, payment solutions software, and to assist with capital raises and build all building required for redevelopment. We agreed to use of our M3Hub and Gorilla Tek Technologies globally and use of our 150 acre grow facility in Jamaica. GFE agreed to fund the purchase of the property and retrofitting of existing buildings and making the operation fully functional.

On January 28, 2019, we entered into an agreement with an unrelated individual to represent our products to customers, the term of the agreement is for four (4) years from the date of the contract, January 28, 2024, and has automatic four-year renewal clauses. We agreed to pay a commission of nineteen percent (19%), composed of ten percent (10%) for commission, two percent (2%) for override, and seven percent (7%) for expenses of managing and advertising the account. Within thirty (30) days of the end of the calendar year, we agreed to pay the representative a bonus for certain sales milestones if two percent (2%) of the net receipts, payable in shares of our restricted common stock.

F-31

From time to time, we enter into consulting agreements for our products to be represented to certain customers or geographic areas. The terms of these agreements range from one (1) to five (5) years, and some include automatic one-year renewal clauses. As part of the agreement, commissions of ten percent (10%) are paid for sales with no distributor involved, and commissions of seven percent (7%) are paid for sales with a distributor. Depending on the consultant’s performance and achievement of certain milestones, the Company also may issue a stock bonus.

The Company entered into a joint venture agreement with Global Financial Systems, Inc. (GBE) as of January 11, 2019. The joint venture formed a Canadian Federal Corporation Special Purpose Vehicle to create a Global CBD and CBD Technology Enterprise. GBE is to provide the use of its software licenses and the Company plans to use its software and distribution channels for M3HUB and Gorilla-Tek globally.

Lease Commitments

One of the Company’s subsidiaries entered into a lease agreement for retail space in Jamaica effective October 12, 2018. The Company records rent expense associated with this lease on the straight-line basis in conjunction with the terms of the underlying lease. During the fiscal year ended September 30, 2019 we incurred $39,000 in rental expense associated with this lease. Future minimum rental payments under the lease for years ending September 30, are:

2020	$40,170
2021	$41,375

NOTE 9 – RELATED PARTY TRANSACTIONS

Todd Davis, CEO and CFO, Employment Agreement

During April 2005, the Company entered into an employment agreement with Todd Davis providing for an annual salary of $156,000. On October 1, 2016, Todd Davis, President and Chief Executive Officer converted accrued salary and accrued payroll taxes for a total of $1,157,500 into a long term note payable bearing an interest rate of eight percent (8%) per annum, due on demand. The note is convertible into shares of our common stock at a rate of $0.026 per share. As of September 30, 2019 and 2018, there is an outstanding principal balance of $1,072,185 and outstanding accrued interest on this note of $241,709 and $155,934, respectively.

Rayne Forecast Inc. Consulting Agreement

Rayne Forecast, Inc. (RFI), an entity owned by the CEO, is a party with the Company to a Consulting Agreement, pursuant to which the CEO, through RFI, provides certain services to the Company in connection with his role as the Company’s CEO and is compensated, through RFI, for certain services rendered to the Company. Pursuant to the terms of the Consulting Agreement, as amended, the Company shall pay to the CEO a minimum fee of $50,000 up to a maximum fee of $500,000 for the CEO’s reasonable services in any merger or acquisition involving the Company. The agreement provides that any such fees are not “finder’s fees” and are not to be calculated on the basis of any percentage of the amount of any financing or the deemed monetary value of any merger or acquisition transaction. The fees may be paid in Company stock or cash depending, among other items, on the cash availability of the Company. As of September 30, 2019, $150,000 payable to RFI for the CEO’s reasonable services (as defined in the Consulting Agreement) for the fiscal year then ended is included in accrued expenses on the accompanying consolidated balance sheet. As of September 30, 2018, the Company issued 3,484,899 shares of common stock to settle other amounts earned under the Consulting Agreement (Note 7).

From time to time, RFI directly pays for travel expenses and miscellaneous operating expenses on behalf of the Company. These expenses are reimbursed by the Company on a regular basis. These expenses totaled $216,874 for the fiscal year ended September 30, 2019.

Black Mountain Botanicals

Black Mountain Botanicals (BMB) was a contractor of the Company for sales and procurement, owned by the President’s spouse. During the year ended September 30, 2019, BMB was paid $31,674 for such services. Additionally, during the year ended September 30, 2019, BMB collected and processed the Company’s credit card charges from sales and advanced funds totaling $151,084 and remitted $146,611 in the same time period. The transaction fee for the service is three percent (3%).

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Dustin Sullivan, Board Member and Chief Operating Officer, Employment Agreement

On September 1, 2018, the Company entered into an employment agreement with Dustin Sullivan providing for an annual salary of $150,000. Additionally, pursuant to terms of the employment agreement, 1,271,350 shares of common stock valued at $223,317 were issued to Mr. Sullivan. During the second quarter of fiscal 2020, Mr. Sullivan resigned as Chief Operating Officer and was appointed to the Board of Directors.

Steinback & Associates

During the year ended September 30, 2019, the Company paid $12,000 for accounting services rendered by Ed Steinback.

NOTE 10 – MAJOR CUSTOMERS and ACCOUNTS RECEIVABLE

At September 30, 2019 and 2018, the Company had the following customer concentrations:

	Revenues		Accounts Receivable
	2019	2018	2019	2018
Customer A	*	12%	*	*
Customer B	*	*	72%	*
* = < 10%

NOTE 11 – INCOME TAX FOOTNOTE

The Company accounts for income taxes under ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

The components of income tax expense for the years ended September 30, 2019 and 2018 consist of the following:

	2019	2018
Federal tax statutory rate	26%	26%
Temporary differences	-.5%	-2%
Permanent differences	-18.5%	-19%
Valuation allowance	-7%	-5%
Effective rate	0%	0%

Significant components of the Company’s deferred tax assets as of September 30, 2019 and 2018 are summarized below.

	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$4,641,000	$2,489,000
Temporary differences	(579,000)	(536,000)
Permanent differences	(3,039,000)	(1,512,000)
Valuation allowance	(1,023,000)	(441,000)
	$-	$-

As of September 30, 2019 and 2018, the Company had approximately $4,640,000 and $2,490,000, respectively, of federal net operating loss carry forwards. Future utilization of the net operating loss carry forwards is subject to certain limitations under Section 382 of the Internal Revenue Code. The Company believes that there has not been any transaction to warrant any limitation of any previous operating losses.

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To the extent that the tax deduction is included in a net operating loss carry forward and is in excess of amounts recognized for book purposes, no benefit will be recognized until the loss carry forward is recognized. Upon utilization and realization of the carry forward, the corresponding change in the deferred asset and valuation allowance will be recorded as additional paid-in capital.

The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of the deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, we have not reflected any benefit of such deferred tax assets in the accompanying financial statements. Our net deferred tax asset and valuation allowance increased by $582,000 and $129,000 during the years ended September 30, 2019 and 2018, respectively.

The Company reviewed all income tax positions taken or that we expect to be taken for all open years and determined that our income tax positions are appropriately stated and supported for all open years. The Company is subject to U.S. federal income tax examinations by tax authorities for years after 2012 due to unexpired net operating loss carryforwards originating in and subsequent to that year. The Company may be subject to income tax examinations for the various taxing authorities which vary by jurisdiction. The Company has not filed its tax returns since 2013. The Company estimates that the amount of penalties, if any, will not have a material effect on the results of operations, cash flows or financial position. No provisions have been made in the financial statements for such penalties, if any. The Company is working with its accountants to prepare and file past due federal tax returns for 2013 through 2019, which are anticipated to be completed and filed in fiscal 2021.

NOTE 12 – SUBSEQUENT EVENTS

Acquisitions:

Kush Inc.

The Company completed an acquisition of all outstanding capital stock of Kush Inc. (aka Kushwear) with an effective date of February 1, 2020, in a transaction accounted for under the acquisition method of accounting, whereby the assets acquired and the liabilities, if any assumed are to be valued at fair value, and compared to the fair value of the consideration given to identify if there are any identifiable intangible assets to be recognized as a result of the transaction.

The recorded cost of this acquisition was based upon the fair market value of the assets and liabilities acquired. As consideration for all outstanding shares of Kushwear capital stock, the Company issued 500,000 shares of the Company’s common stock valued at $42,500 based on the closing price of the Company’s common stock on the date of acquisition. Kushwear has minimal assets and liabilities, and no sales or customer base as of the acquisition date. Accordingly, an acquisition impairment was immediately recognized. The Company purchased Kushwear for rebranding purposes to reach a younger demographic with its CBD products.

CBD Life Brands, Inc.

The Company completed an acquisition of all outstanding capital stock of CBD Life Brands, Inc. with an effective date of March 1, 2020, in a transaction accounted for under the acquisition method of accounting, whereby the assets acquired and the liabilities, if any assumed are to be valued at fair value, and compared to the fair value of the consideration given to identify if there are any identifiable intangible assets to be recognized as a result of the transaction.

The recorded cost of this acquisition was based upon the fair market value of the assets and liabilities acquired. As consideration for all outstanding shares of CBD Life Brands, Inc. capital stock, the Company paid $100,000. The Company purchased CBD Life Brands, Inc. for its digital and social assets, copyrights, trademarks, and formulas/recipes for its CBD infused beverages valued at approximately $10,000. Accordingly, an acquisition impairment of $90,000 was immediately recognized.

Retail Pro Associates

On April 25, 2020 the Company issued 4,000,000 shares of common stock valued at $324,800 for the acquisition of Retail Pro Associates (RPA). In connection with this acquisition, the two founders of RPA entered into an employment agreement with the Company. Base salary is $75,000 until January 2021, when it increases to $125,000 in addition to cash and stock bonuses. On September 21, 2020, they received three million shares each, valued at $142,200.

Khode, LLC

On October 1, 2020, the Company entered into an LLC operating agreement for the formation of Khode, LLC. Pursuant to the operating agreement, the Company owns 70% and is required to make a capital contribution of $3,500,000.

Note Payable issued with Securities Purchase Agreement:

On October 11, 2019, the Company entered into a Securities Purchase Agreement with a lender to borrow up to $2,000,000. During the three months ended December 31, 2019, the first and second tranches totaling $1,450,000 were issued. The third tranche of $351,000 was issued on January 16, 2020, the fourth tranche of $125,000 issued March 6, 2020 and the fifth (final) tranche for the remaining $75,000 was issued in April 2020. These notes bear an interest rate of 24%, due monthly, and mature one year from issuance.

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The noteholder has the right to convert the outstanding principal after 240 days from issuance into common stock of the Company. The conversion price is the lower of (i) $0.1587, or (ii) 60% (representing a 40% discount) of the lowers VWAP trading price for the common stock during the ten trading day period ending on the latest complete trading day prior to the conversion date. At the time of the note tranche issuances, a total of 3,363,846 shares of common stock were issued to the noteholder as an inducement to the funding.

On April 28, 2020, the Company entered into a promissory note and securities purchase agreement with the lender for proceeds received of $105,000. On October 15, 2020, an additional $565,000 was financed with this lender at 5% with a maturity date of November 15, 2020.

During May 2020, the Company applied for and received Business Advantage Term Loan SBA loan under the Paycheck Protection Program totaling $112,888 and bearing interest at 1% beginning in November 2020.

Issuances pursuant to debt conversions

On October 23, 2019, the Company settled the remaining $50,000 principal balance and $38,083 accrued interest on a convertible note through the issuance of 1,733,923 shares of common stock. This issuance also settled a derivative liability of $89,353.

On January 15, 2020, the Company settled a $166,667 principal balance and $23,425 accrued interest on a convertible note through the issuance of 5,587,644 shares of common stock. This issuance also settled a derivative liability of $175,093.

On February 7, 2020, the Company settled a $111,111 principal balance and $35,733 accrued interest on a convertible note through the issuance of 4,655,078 shares of common stock. This issuance also settled a derivative liability of $178,396.

During October 2020, the Company settled part of the principal balance on a convertible note (originally held by Noteholder B) through the issuance of 1,750,000 shares of common stock.

Issuances pursuant to private placements

On January 24, 2020, the Company issued 4,000,000 shares of restricted common stock under two private placement agreements for proceeds received totaling $200,000.

On March 22, 2020, the Company issued 333,333 shares of restricted common stock for proceeds of $10,000. On March 30, 2020, the Company issued 3,333,333 shares of restricted common stock for proceeds of $100,000. On May 17, 2020, the Company issued 500,000 shares of restricted common stock for proceeds of $25,000.

On August 21, 2020, the Company issued 1,500,000 shares of restricted common stock for proceeds of $50,000.

Issuances for employee compensation

Pursuant to his employment agreement, the Company issued 519,568 shares of common stock valued at $41,667 for consulting expenses to Dustin Sullivan, Board Member, during the six months ended March 31, 2020.

As a signing bonus for employment with the Company, 47,620 shares and 10,000 shares of common stock were issued to two employees during the quarter ended March 31, 2020. These were valued at $16,557 and $814, respectively.

Issuances for services

During the quarter ended March 31, 2020, the Company issued 1,625,028 restricted common shares valued at $72,126 to a consultant for financing services provided.

During January 2020, the Company issued 250,000 shares of common stock pursuant to a consulting agreement resulting in $48,750 consulting expense to be recognized over the life of the one-year agreement.

On March 5, 2020, the Company issued 50,000 shares of common stock valued at $3,900 for website services provided.

On March 31, 2020, the Company issued 6,375,303 shares of common stock valued at $669,892 to Rayne Forecast, Inc. for consulting services provided regarding corporate financing (see Note 9).

On May 18, 2020, the Company issued 100,000 shares of common stock valued at $7,500 for services.

During May 2020, the Company hired a Chief Marketing Officer for an annual salary of $140,000 plus $5,000 quarterly stock incentive. As of October 20, 2020 she is no longer with the Company.

On June 1, 2020, the Company issued 183,537 shares of common stock valued at $11,820 for marketing consulting services.

On October 1, 2020, the Company entered into a one-year agreement for strategic, creative, and operational support for marketing. Pursuant to this agreement, $1,235,000 is to be paid by September 1, 2021.

During October 2020, the Company entered into a five-year endorsement contract with an American DJ, record executive and producer, and media personality. Pursuant to the endorsement contract, the Company is to make quarterly payments totaling $5,000,000 by July 1, 2025.

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Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There have been no changes in our independent registered public accounting firm and there are no disagreements with our independent registered public accounting on accounting and financial disclosures.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements.

(b)	Exhibits.

Exhibit No.	Description
2.1*	Share Exchange Agreement by and among PanaMed, Inc and the Registrant, dated February 22, 2002
2.2*	Share Exchange Agreement by and among PhytoLabs, LLC and the Registrant, dated March 1, 2017
2.3a*	Common Stock Share Exchange Agreement between Go Green Global Inc and the Registrant dated May 1, 2018
2.3b*	First Amended Common Stock Share Exchange Agreement by and among Go Green Global, Inc and the Registrant dated July 10, 2018
3.1*	Articles of Incorporation of the Registrant filed with the Secretary of State of the State of Nevada on September 5, 1997
3.1a*	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada on March 1, 2002
3.1b*	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of the State of Nevada on June 22, 2005
3.1c*	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada on October 25, 2018
3.1d*	Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Nevada on May 3, 2020
3.1e*	Amended and Restated Articles of Incorporation filed with the Secretary of State of the State of Nevada on January 25, 2021
3.2*	Amended and Restated Bylaws of the Registrant, dated January 25, 2021
3.3*	Certificate of Designation of Series Z Preferred filed with the Secretary of State of the State of Nevada, Dated January 1, 2021
4.1*	Amended Stock Purchase Warrant of the Registrant, dated February 1, 2019
4.2*	Amended Stock Purchase Warrant of the Registrant, dated June 5, 2019
4.3*	Amended Stock Purchase Warrant of the Registrant, dated July 7, 2019
4.4*	Amended Stock Purchase Warrant of the Registrant, dated August 1, 2019
4.5*	Amended Stock Purchase Warrant of the Registrant, dated August 12, 2019
4.6*	Amended Stock Purchase Warrant of the Registrant, dated September 15, 2019
4.7*	Amended Stock Purchase Warrant of the Registrant, dated October 5, 2019
4.8*	Amended Stock Purchase Warrant of the Registrant, dated February 5, 2020
10.1*	Stock Purchase Agreement by and among Kush Inc and the Registrant, dated February, 1, 2020
10.2*	Stock Purchase Agreement by and between CBD Life Brands, Inc and the Registrant, dated March 1, 2020
10.3a*	Operating Agreement by and between Khode, LLC and the Registrant, dated October 1, 2020
10.3b*	Endorsement Agreement by and among Khode, LLC and the Registrant
10.4*	Stock Purchase Agreement by and among Retail Pro Associates, Inc and the Registrant, dated April 25, 2020
10.5*	Sale and Distribution Agreement by and among CBD Health Solutions and the Registrant, dated January 28,2019
10.6*	Distribution Agreement by and among Gold Coast and the Registrant, dated February 17, 2019
10.7*	Sales Representative Agreement by and among Impulse Health and the Registrant, dated December 15, 2017
10.8*	3PL Agreement by and among Virtual Supply and the Registrant, dated August 7, 2019
10.9*	Electronics Payment Agreement by and among Walgreens, Inc and the Registrant dated February 5, 2019
10.10*	Employment Contract – Todd Davis, dated April 5, 2005
10.11*	Consulting Agreement between Rayne Forecast Inc and the Registrant, dated September 1, 2001
10.11a*	Amended Consulting Agreement between Rayne Forecast Inc and the Registrant, dated October 1, 2009
11.1*	Audit Committee Charter
11.2*	Compensation Committee Charter
11.3*	Corporate Governance and Nominating Committee Charter
21.1*	List of Subsidiaries

*- Filed Herewith

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ENDEXX, INC.

Date:	March 4, 2021	By:	/s/ Todd Davis
Todd Davis
Chief Executive Officer, Principal Financial Officer, and Chairman of the Board

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